                                                       RULE NO. 424(b)(5)
                                                       REGISTRATION NO. 33-99328

          PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JANUARY 21, 1997
                      CITIBANK CREDIT CARD MASTER TRUST I
  $1,000,000,000 ZERO COUPON CLASS A CREDIT CARD PARTICIPATION CERTIFICATES,
                                 SERIES 1997-6
$64,000,000 ZERO COUPON CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES
                                    1997-6
                         CITIBANK (SOUTH DAKOTA), N.A.
                              SELLER AND SERVICER
                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                                    SELLER

                                ---------------

  The Zero Coupon Class A Credit Card Participation Certificates, Series 1997-6 (the "Class A Certificates") and the Zero Coupon Class B Credit Card Participation Certificates, Series 1997-6 (the "Class B Certificates"; the Class A Certificates and the Class B Certificates are collectively referred to herein as the "Investor Certificates") offered hereby evidence undivided interests in certain assets of Citibank Credit Card Master Trust I (the "Trust") created by Citibank (South Dakota), N.A. ("Citibank (South Dakota)") and Citibank (Nevada), National Association ("Citibank (Nevada)"), as sellers (collectively, the "Banks"). The Trust assets include receivables (the "Receivables") generated from time to time in a portfolio of revolving credit card accounts and collections thereon. The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the Class A Certificates to the extent described herein. The Trust previously has issued thirty-four other series of investor certificates which evidence undivided interests in the Trust which are still outstanding; additional series of investor certificates are expected to be issued from time to time by the Trust.

                                ---------------
                                                       (Continued on next page)

 THE INVESTOR CERTIFICATES  REPRESENT BENEFICIAL INTERESTS IN  THE TRUST ONLY
  AND DO NOT REPRESENT INTERESTS IN  OR OBLIGATIONS OF THE BANKS OR CITICORP
    OR ANY  AFFILIATE THEREOF. NEITHER  THE INVESTOR CERTIFICATES  NOR THE
     UNDERLYING ACCOUNTS OR RECEIVABLES ARE  INSURED OR GUARANTEED BY THE
       UNITED  STATES   GOVERNMENT,  THE   FEDERAL   DEPOSIT  INSURANCE
        CORPORATION    OR   ANY    OTHER   GOVERNMENTAL   AGENCY    OR
          INSTRUMENTALITY.

 THESE  SECURITIES HAVE NOT  BEEN APPROVED OR  DISAPPROVED BY THE  SECURITIES
   AND EXCHANGE  COMMISSION OR ANY STATE SECURITIES COMMISSION NOR  HAS THE
     SECURITIES  AND   EXCHANGE  COMMISSION   OR  ANY   STATE  SECURITIES
       COMMISSION  PASSED  UPON  THE   ACCURACY  OR  ADEQUACY  OF  THIS
         PROSPECTUS SUPPLEMENT OR  THE PROSPECTUS. ANY REPRESENTATION
           TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            EXPECTED AMOUNT      INITIAL PUBLIC   UNDERWRITING   PROCEEDS TO
                         PAYABLE AT MATURITY(1) OFFERING PRICE(2)   DISCOUNT   THE BANKS(2)(3)
                         ---------------------- ----------------- ------------ ---------------
Per Class A Certifi-
 cate..................        100.0000%            64.2086%        0.2408%       63.9678%
Per Class B Certifi-
 cate..................        100.0000%            63.5565%        0.2542%       63.3023%
Total..................      $1,064,000,000       $682,762,160     $2,570,688   $680,191,472

-------
(1) Payment of this expected amount at maturity assumes, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event (each as defined herein) occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class. See "Supplemental Series Provisions".
(2) Plus accretion of original issue discount, if any, from August 7, 1997.
(3) Before deducting expenses payable by the Banks, estimated to be $650,000.

                                ---------------

  The Class A Certificates and the Class B Certificates are offered subject to receipt and acceptance by the Class A Underwriters and the Class B Underwriters, respectively, and to their right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Investor Certificates will be made in book-entry form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") and the Euroclear System ("Euroclear") on or about August 7, 1997.

                                ---------------

                   Underwriters of the Class A Certificates

GOLDMAN, SACHS & CO.
             BEAR, STEARNS & CO. INC.
                                    CITIBANK
                                           LEHMAN BROTHERS
                                                           SALOMON BROTHERS INC
                   Underwriters of the Class B Certificates

                             GOLDMAN, SACHS & CO.

                                ---------------

            The date of this Prospectus Supplement is July 31, 1997

(Continued from previous page)

  The issue price to investors per $1,000 expected amount payable at maturity of the Class A Certificates will be $642.086 (64.2086% of its $1,000 expected amount payable at maturity), which represents an expected yield to maturity to initial investors of 6.407% per annum (computed on a semi-annual bond equivalent basis) calculated from August 7, 1997, to the August 2004 Distribution Date (the "Class A Expected Final Payment Date"). See "Summary of Series Terms--Class A Certificates--Expected Class A Yield to Maturity" in this Prospectus Supplement. The issue price to investors per $1,000 expected amount payable at maturity of the Class B Certificates will be $635.565 (63.5565% of its $1,000 expected amount payable at maturity), which represents an expected yield to maturity to initial investors of 6.557% per annum (computed on a semi-annual bond equivalent basis) calculated from August 7, 1997, to the August 2004 Distribution Date (the "Class B Expected Final Payment Date"). See "Summary of Series Terms--Class B Certificates--Expected Class B Yield to Maturity" in this Prospectus Supplement.

  Except under certain limited circumstances described herein, there will not be any periodic payments of interest with respect to the Investor Certificates. During the period from August 7, 1997 until the commencement of the Accumulation Period, the Invested Amount of the Class A Certificates is expected to increase monthly by the Class A Monthly Accretion Amount (which will be determined as described herein on the basis of the Class A Accretion
Rate). During the Accumulation Period, the Class A Monthly Accretion Amount is expected to be deposited each month into the Class A Principal Funding Account for distribution to Class A Certificateholders on the Class A Expected Final Payment Date (or earlier under certain limited circumstances described herein). During the period from August 7, 1997, until the Class B Expected Final Payment Date (or earlier under certain limited circumstances described herein), the Invested Amount of the Class B Certificates is expected to increase monthly by the Class B Monthly Accretion Amount (which will be determined as described herein on the basis of the Class B Accretion Rate). See "Supplemental Series Provisions" in this Prospectus Supplement.

  The principal of the Class A Certificates and Class B Certificates is scheduled to be paid on the Class A Expected Final Payment Date and Class B Expected Final Payment Date, respectively, but principal with respect to either the Class A Certificates or the Class B Certificates may be paid earlier or later under certain limited circumstances described herein. Except under certain limited circumstances described herein, principal payments will not be made to Class B Certificateholders until the final principal payment has been made in respect of the Class A Certificates. See "Summary of Series Terms--Class A Certificates" and "--Class B Certificates" in this Prospectus Supplement.

  The Trust will have the benefit of funds on deposit in a Cash Collateral Account. The Cash Collateral Account will be funded by an initial deposit of $74,480,000, of which $53,200,000 will be for the benefit of both the Class A Certificates and the Class B Certificates and $21,280,000 will be for the exclusive benefit of the Class B Certificates, but the amount available at any time to be withdrawn from the Cash Collateral Account for the benefit of both the Class A Certificates and Class B Certificates and exclusively for the benefit of the Class B Certificates will be limited to an amount sufficient to provide the required amount of enhancement in respect of the then current Class A Accreted Invested Amount and Class B Accreted Invested Amount. Amounts available to be withdrawn from the Cash Collateral Account will be applied as described under "Summary of Series Terms--Credit Enhancement" in this Prospectus Supplement and "Series Provisions--Series Enhancements" in the Prospectus.

  Application will be made to list the Investor Certificates on the Luxembourg Stock Exchange.

  POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE DISCUSSION UNDER "SPECIAL CONSIDERATIONS" THAT BEGINS ON PAGE 13 OF THE PROSPECTUS.
                                ---------------
  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CERTIFICATES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING" HEREIN AND "PLAN OF DISTRIBUTION" IN THE PROSPECTUS.
                                ---------------
  This Prospectus Supplement does not contain complete information about the offering of the Investor Certificates. Additional information is contained in the Prospectus and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Investor Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

  This Prospectus Supplement and the Prospectus may be used by Citicorp Securities, Inc., Citibank International plc and Citibank, N.A., affiliates of the Banks and wholly owned subsidiaries of Citicorp, in connection with offers and sales related to market-making transactions in the Investor Certificates. Citicorp Securities, Inc., Citibank International plc or Citibank, N.A. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale.

                            SUMMARY OF SERIES TERMS

  This Summary of Series Terms (the "Summary of Terms") sets forth and defines specific terms of the Investor Certificates offered by this Prospectus Supplement and the Prospectus. The Summary of Terms is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Reference is made to the Glossary Supplement at the end of this Prospectus Supplement and to the Glossary at the end of the Prospectus for the location in this Prospectus Supplement and the Prospectus of the definitions of certain capitalized terms used herein and therein.

Title of Securities           $1,000,000,000 Zero Coupon Class A Credit
Offered.....................   Card Participation Certificates, Series
                               1997-6.
                              $64,000,000 Zero Coupon Class B Credit Card
                               Participation Certificates, Series 1997-6.
Class A Certificates
 Class A Face Amount .......  $1,000,000,000, which is the expected
                               Outstanding Principal Amount of the Class A
                               Certificates on the Class A Expected Final
                               Payment Date.

 Class A Monthly
  Accretion Dates...........  The Class A Monthly Accretion Amount will be available for application on the fifteenth day of each month (or, if such day is not a business day, the next succeeding business day), commencing September 15, 1997 (a
                               "Distribution Date"), but the Class A
                               Accreted Invested Amount will be increased in respect of such accretion as of the end of the immediately preceding Due Period.

 Class A Initial Invested     $642,086,168. Except under certain limited
Amount .....................   circumstances described herein, there will
                               not be any periodic payments of interest with respect to the Class A Certificates.
                               During the period from the Series Issuance
                               Date until the commencement of the
                               Accumulation Period, the Class A Accreted
                               Invested Amount is expected to increase on each Class A Monthly Accretion Date by the
                               Class A Monthly Accretion Amount (which will be determined as described herein on the basis of the Class A Accretion Rate). During the Accumulation Period, the Class A Monthly
                               Accretion Amount is expected to be deposited each month into the Class A Principal
                               Funding Account. See "Supplemental Series
                               Provisions" in this Prospectus Supplement.

 Class A Accretion Rate.....  6.32311704% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

 Expected Class A
  Yield to Maturity.........  The issue price to investors per $1,000 of
                               Class A Face Amount will be $642.086
                               (64.2086% of such $1,000 Class A Face
                               Amount), which represents an expected yield to maturity for initial investors of 6.407% per annum (computed on a semi-annual bond equivalent basis) calculated from the Series Issuance Date to the Class A Expected Final Payment Date. This expected yield to maturity for initial investors has been calculated based on various assumptions, including that
                               (a) neither an Early Amortization Event nor an Accretion Termination Event occurs, (b) the Class A Monthly Accretion Amount is funded each month prior to the Class A Expected Final Payment Date such that the Outstanding Principal Amount of the Class A Certificates on any Distribution Date is as set forth in the table on pages S-27 to S-29 below and (c) the Class A Face Amount is paid to investors on the Class A Expected Final Payment Date. No assurances can be given that such assumptions will prove to be correct. See "Supplemental Series Provisions" in this Prospectus Supplement.

 Class A Controlled
Amortization   Amount.......
                              An amount equal to one-eleventh of the Class
                               A Accreted Invested Amount as of the end of the Revolving Period or, if the Servicer elects to postpone the commencement of the Accumulation Period, an amount sufficient so that the aggregate of the Class A Controlled Amortization Amounts for each Distribution Date during the Accumulation Period equals the Class A Accreted Invested Amount as of the end of the Revolving Period. See "Supplemental Series Provisions--
                               Postponement of Accumulation Period" in this Prospectus Supplement.

 Class A Expected Final
Payment   Date..............
                              The August 2004 Distribution Date.

 Class A Investment Fee.....  $949,049.

 Class A Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount will be available to fund certain amounts with respect to both the Class A Certificates and the Class B Certificates. An initial deposit will be made to the Cash Collateral Account in an amount sufficient to provide the Available Shared Enhancement Amount that would be required in respect of the entire Class A Face Amount and Class B Face Amount, but the Available Shared Enhancement Amount at any time will be limited to a portion of the amount on deposit sufficient to provide the required amount of enhancement for the then current Class A Accreted Invested Amount and Class B Accreted Invested Amount. See "Credit Enhancement" in this Summary of Terms and "Series Provisions--Series Enhancements" in the Prospectus.

                              Collections of Principal Receivables and
                               related amounts (excluding collections of
                               Finance Charge Receivables other
                               than those that have been applied to Class B
                               Monthly Accretion Amounts) otherwise
                               allocable to the Class B Certificateholders will be subordinated to the payment of amounts due with respect to the Class A Certificates and in order to provide for the Class A Monthly Accretion Amounts and to maintain the Class A Certificateholders' interest in the Trust. No principal will be payable on the Class B Certificates until the final principal payment has been made on the Class A Certificates, except that, on the first Special Payment Date following an Economic Early Amortization Event, a portion of the Available Enhancement Amount will be used to pay principal of the Class B Certificates. See "Series Provisions-- Allocations, Reallocations and
                               Subordination" in the Prospectus.

 Initial Available Shared
   Enhancement Amount.......
                              $34,427,644.


 Class A ERISA                Class A Certificates may be eligible for
Eligibility.................   purchase by Benefit Plans. See "ERISA
                               Considerations" in the Prospectus.

 Class A Ratings............  It is a condition to the issuance of the
                               Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A Certificates addresses the likelihood of (a) the ultimate payment of the Outstanding Principal Amount of the Class A Certificates, which will be less than the Class A Face Amount if an Early Amortization Event or an Accretion Termination Event occurs and (b) the timely payment of interest on the Class A Certificates at the Class A Accretion Rate if an Early Amortization Event or an Accretion Termination Event occurs. The rating of the Class A Certificates does not address the possibility of the occurrence of an Early Amortization Event or an Accretion Termination Event or the likelihood that the Outstanding Principal Amount of the Class A Certificates will be paid by the Class A Expected Final Payment Date. The rating of the Class A Certificates is based primarily on the value of the Receivables, the extent of the Available Shared Enhancement Amount, the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the terms of the Class B Certificates. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Class B Certificates
 Class B Face Amount........  $64,000,000, which is the expected
                               Outstanding Principal Amount of the Class B
                               Certificates on the Class B Expected Final
                               Payment Date.

 Class B Monthly
  Accretion Dates...........  The Class B Monthly Accretion Amount will be available for application on each
                               Distribution Date, commencing September 15,
                               1997, but the Class B Accreted Invested
                               Amount will be increased in respect of such accretion as of the end of the immediately preceding Due Period.

 Class B Initial Invested     $40,676,219. Except under certain limited
   Amount...................   circumstances described herein, there will
                               not be any periodic payments of interest with respect to the Class B Certificates.
                               During the period from the Series Issuance
                               Date until the Class B Expected Final
                               Payment Date (or earlier under certain
                               limited circumstances described herein), the
                               Class B Accreted Invested Amount is expected to increase on each Class B Monthly
                               Accretion Date by the Class B Monthly
                               Accretion Amount (which will be determined as described herein on the basis of the Class B Accretion Rate). See "Supplemental
                               Series Provisions" in this Prospectus
                               Supplement.

 Class B Accretion Rate.....  6.46918258% per annum, calculated on the basis of a 360-day year of twelve 30-day months.

 Expected Class B Yield to
   Maturity.................
                              The issue price to investors per $1,000 of
                               Class B Face Amount will be $635.565
                               (63.5565% of such $1,000 Class B Face
                               Amount), which represents an expected yield to maturity for initial investors of 6.557% per annum (computed on a semi-annual bond equivalent basis) calculated from the Series Issuance Date to the Class B Expected Final Payment Date. This expected yield to maturity for initial investors has been calculated based on various assumptions, including that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs, (b) the Class B Monthly Accretion Amount is funded each month prior to the Class B Expected Final Payment Date such that the Outstanding Principal Amount of the Class B Certificates on any Distribution Date is as set forth in the table on pages S-27 to S-29 below and
                               (c) the Class B Face Amount is paid to
                               investors on the Class B Expected Final
                               Payment Date. No assurances can be given that such assumptions will prove to be correct. See "Supplemental Series Provisions" in this Prospectus Supplement.

 Class B Expected Final
Payment   Date..............
                              The August 2004 Distribution Date.

 Class B Enhancement........  On each Distribution Date, the Available
                               Shared Enhancement Amount (after giving
                               effect to the application thereof, if
                               necessary, to fund the Required Amount) will be available to fund certain amounts with respect to the Class

                               B Certificates. The Available Class B
                               Enhancement Amount will be for the exclusive benefit of the Class B Certificateholders. An initial deposit will be made to the Cash Collateral Account in an amount sufficient to provide the Available Class B Enhancement Amount that would be required in respect of the entire Class B Face Amount, but the Available Class B Enhancement Amount at any time will be limited to a portion of the amount on deposit sufficient to provide the required amount of enhancement for the then current Class B Accreted Invested Amount. See "Credit Enhancement" in this Summary of Terms and "Series Provisions--Series Enhancements" in the Prospectus.

 Initial Available Shared
  Enhancement Amount........
                              $34,427,644.

 Initial Available Class B
  Enhancement Amount........
                              $13,558,740.

 Class B ERISA                If the Class B Certificates are held by at
Eligibility.................   least 100 separately named persons at the
                               conclusion of the offering made hereby, the Class B Certificates will be eligible for purchase by Benefit Plans, but otherwise the Class B Certificates will not be so eligible. See "ERISA Considerations" in the Prospectus.

 Class B Ratings............  It is a condition to the issuance of the
                               Class B Certificates that they be rated at least "A" or its equivalent by at least one nationally recognized rating agency. The rating of the Class B Certificates addresses the likelihood of (a) the ultimate payment of the Outstanding Principal Amount of the Class B Certificates, which will be less than the Class B Face Amount if an Early Amortization Event or an Accretion Termination Event occurs and (b) the timely payment of interest on the Class B Certificates at the Class B Accretion Rate if an Early Amortization Event or an Accretion Termination Event occurs. The rating of the Class B Certificates does not address the possibility of the occurrence of an Early Amortization Event or an Accretion Termination Event or the likelihood that the Outstanding Principal Amount of the Class B Certificates will be paid by the Class B Expected Final Payment Date. The rating of the Class B Certificates is based primarily on the value of the Receivables, the extent of the Available Shared Enhancement Amount and the Available Class B Enhancement Amount, and the circumstances in which funds may be withdrawn from the Cash Collateral Account for the benefit of the Investor Certificateholders and the credit ratings of the Servicer and the Banks. See "Special Considerations--Series Considerations--
                               Ratings of the Investor Certificates" in the Prospectus.

Credit Enhancement..........  A cash collateral account (the "Cash
                               Collateral Account") will be established in the name of the Trustee, for the benefit of the Investor Certificateholders. The Cash Collateral Account will be funded on the Series Issuance Date in the amount of $74,480,000 (the "Initial Cash Collateral Amount"). Of the Initial Cash Collateral Amount, $53,200,000 (the "Initial Shared Enhancement Amount") will be for the benefit of both the Class A Certificates and the Class B Certificates and the remaining $21,280,000 of the Initial Cash Collateral Amount (the "Initial Class B Enhancement Amount") will be for the exclusive benefit of the Class B Certificates. The Initial Shared Enhancement Amount and Initial Class B Enhancement Amount are amounts sufficient to provide the Available Shared Enhancement Amount and Available Class B Enhancement Amount that would be required in respect of the entire Class A Face Amount and Class B Face Amount, but the Available Shared Enhancement Amount and Available Class B Enhancement Amount at any time will be limited to a portion of the amounts on deposit in the Cash Collateral Account sufficient to provide the required amount of enhancement for the then current Class A Accreted Invested Amount and Class B Accreted Invested Amount. Except to the extent of any amounts withdrawn from the Cash Collateral Account and applied as described below, (i) the Available Shared Enhancement Amount at any time will equal the greater of (a) 11% of the sum of the Class A Accreted Invested Amount and the Class B Accreted Invested Amount, minus the Class B Accreted Invested Amount and (b) 7% of the sum of the Class A Accreted Invested Amount and the Class B Accreted Invested Amount, minus the Available Class B Enhancement Amount; provided, however, that the Available Shared Enhancement Amount will never be greater than $53,200,000 and (ii) the Available Class B Enhancement Amount at any time will equal one-third of the Class B Accreted Invested Amount; provided, however, that the Available Class B Enhancement Amount will never be greater than $21,280,000. See "Series Provisions--Series Enhancements" in the Prospectus.

                              On each Distribution Date, the Available
                               Shared Enhancement Amount will be applied to fund the following amounts in the following priority: (a) with respect to the Class A Certificates, the excess, if any, of the Required Amount with respect to such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Required Amount and
                               (b) with respect to the Class B
                               Certificates, (i) the excess, if any, of the product of the Class B Accretion Rate and the Outstanding Principal Amount of the Class B Certificates over the actual amount of funds available to fund the Class B Monthly Accretion Amount to be added to the Class B Invested Amount on such Distribution Date or, following an Early Amortization Event or an Accretion Termination Event, applied to interest payments on the Class B Certificates (plus any other such shortfalls in accretion to the Class B Invested Amount or interest payments on the Class B Certificates on previous Distribution Dates) and the excess, if any, of the payment due to the swap counterparty pursuant to the Interest Rate Swap with respect to the Class B Certificates over the amount to be paid to such swap counterparty for such Distribution Date and (ii) the excess, if any, of the Class B Investor Default Amount for such Distribution Date over the amount of Excess Finance Charge Collections allocated and available to fund such Class B Investor Default Amount.

                              On the first Special Payment Date following
                               an Economic Early Amortization Event, the
                               Available Shared Enhancement Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Special Payment Date) will be applied to pay principal of the Class A Certificates up to the then current Class A Invested Amount and the remainder of the Available Cash Collateral Amount will be applied to pay principal of the Class B Certificates up to the then current Class B Invested Amount. Following such withdrawals from the Cash Collateral Account on such Special Payment Date, the Cash Collateral Account will be terminated and no further deposits to, or withdrawals from, the Cash Collateral Account will be made for the benefit of the Investor Certificateholders.

                              On each Distribution Date commencing with the
                               Class B Principal Commencement Date,
                               provided that an Economic Early Amortization
                               Event has not occurred, the Available Cash
                               Collateral Amount (after giving effect to other withdrawals from the Cash Collateral Account on such Payment Date) will be applied to pay principal of the Class B Certificates to the extent that the Outstanding Principal Amount of the Class B Certificates exceeds the then current Class B Invested Amount. See "Series Provisions-- Series Enhancements--Credit Enhancement
                               Generally" and "--The Cash Collateral
                               Account" in the Prospectus.

Early Termination of          If (i) at any time, an Early Amortization
 Accretion .................   Event occurs or (ii) on any Determination
                               Date, it is determined that increasing the Class A Accreted Invested Amount by the
                               Class A Monthly Accretion Amount (except during the Accumulation Period, when such amount is to be deposited in the Class A
                               Principal Funding Account) and increasing the Class B

                               Accreted Invested Amount by the Class B
                               Monthly Accretion Amount on the following
                               Accretion Date would result in the total
                               Principal Receivables in the Trust being less than the Required Minimum Principal Balance (such a circumstance, an "Accretion Termination Event"), then neither the Class A Accreted Invested Amount nor the Class B Accreted Invested Amount will be further increased by any Class A Monthly Accretion Amount or Class B Monthly Accretion Amount (as applicable) and monthly interest will become payable on each Accretion Date thereafter at the Class A Accretion Rate or the Class B Accretion Rate (as applicable). AS A RESULT, IN THE EVENT OF AN EARLY AMORTIZATION EVENT OR AN ACCRETION TERMINATION EVENT, INVESTOR
                               CERTIFICATEHOLDERS WILL BE ENTITLED TO
                               RECEIVE PRINCIPAL PAYMENTS ONLY UP TO THE
                               THEN OUTSTANDING PRINCIPAL AMOUNT OF THEIR
                               INVESTOR CERTIFICATES (WHICH WILL BE LESS
                               THAN THE FACE AMOUNT THEREOF). The
                               occurrence of an Early Amortization Event will, but the occurrence of an Accretion Termination Event will not, cause principal payments to be made on the Investor Certificates, to the extent funds are available therefor, before the Class A Expected Final Payment Date and Class B Expected Final Payment Date. Following an Early Amortization Event, the Revolving Period or Accumulation Period, as applicable, will end and the Early Amortization Period will begin. Following an Accretion Termination Event (assuming no Early Amortization Event has also occurred), the Revolving Period or Accumulation Period, as applicable, will continue. See "Supplemental Series Provisions--Accretion--
                               Early Termination of Accretion" and
                               "Supplemental Series Provisions--Payments of
                               Interest Under Certain Circumstances;
                               Release of Funds from Cash Collateral
                               Account" in this Prospectus Supplement.

Federal Income Taxes .......  The Investor Certificates will be issued with original issue discount ("OID") for Federal income tax purposes. Holders of Investor Certificates that are United States investors will be required to include OID in income prior to the receipt of cash attributable to such income, regardless of the holder's method of accounting. See "Tax Matters" in this Prospectus Supplement, which supplements the "Tax Matters" discussion in the Prospectus.

Previously Issued Series....  Thirty-four Series of investor certificates in Group One previously issued by the Trust are still outstanding. See "Annex I: Prior Issuances of Investor Certificates" in this Prospectus Supplement for a summary of the outstanding Series of investor certificates previously issued by the Trust.

Participation with Other      The Investor Certificates are expected to be
Series......................   the thirty-fifth Series issued by the Trust,
                               outstanding as of the Series Issuance Date, in a group of Series ("Group One") issued from time to time by the Trust. Collections of Finance Charge Receivables allocable to each Series in Group One will be aggregated and made available for required payments for all Series in Group One. Consequently, the issuance of a new Series in Group One may have the effect of reducing or increasing the amount of collections of Finance Charge
                               Receivables allocable to the Investor
                               Certificates. See "Series Provisions--
                               Allocations, Reallocations and
                               Subordination--Reallocations Among Investor
                               Certificates of Different Series" in the Prospectus.

The Receivables.............  The aggregate amount of Receivables in the
                               Accounts included in the Trust as of July 6, 1997 was $35,331,169,719, of which
                               $34,840,611,467 were Principal Receivables and $490,558,252 were Finance Charge Receivables (which amounts include overdue Principal Receivables and overdue Finance Charge Receivables).

Series Cut-Off Date.........  July 28, 1997.

Series Issuance Date........  August 7, 1997.

Revolving Period and
Accumulation  Period........
                              Unless an Early Amortization Event has
                               occurred, the Revolving Period will end and the Accumulation Period will commence at the close of business on the fourth-to-last business day of July 2003; provided, however, the Servicer may, based on the amount of principal available to the investor certificates of all Series determined based on the principal payment rate on the Receivables and the amount of principal distributable to investor certificateholders of all outstanding Series (excluding certain specified Series), shorten the length of the Accumulation Period and extend by an equivalent period the length of the Revolving Period. See "Supplemental Series Provisions--
                               Postponement of Accumulation Period" in this Prospectus Supplement.

Servicing Compensation......  On each Distribution Date, Servicer
                               Interchange with respect to the related Due
                               Period that is on deposit in the Collection
                               Account will be withdrawn from the
                               Collection Account and paid to the Servicer.
                               In addition, the Class A Monthly Servicing
                               Fee, the Class B Monthly Servicing Fee and the Seller Servicing Fee will be paid on each Distribution Date as described under "Series Provisions--Allocations,
                               Reallocations and Subordination--
                               Reallocations Among Investor Certificates of
                               Different Series--Group One Investor Finance
                               Charges" in the Prospectus. See "Series
                               Provisions--Servicing Compensation and
                               Payment of Expenses" in the Prospectus.

Servicer Interchange Rate...  1.50% per annum.

Net Servicing Fee Rate......  0.37% per annum so long as Citibank (South
                               Dakota) or an affiliate of Citibank (South
                               Dakota) is the Servicer or 0.77% per annum if Citibank (South Dakota) or an affiliate of Citibank (South Dakota) is not the Servicer.

Registration, Clearance and
 Settlement.................
                              The Investor Certificates initially will be
                               registered in the name of Cede, as the
                               nominee of DTC, and no purchaser of Investor
                               Certificates will be entitled to receive a Definitive Certificate except under certain limited circumstances. Certificateholders may elect to hold their Investor Certificates through DTC (in the United States) or Cedel or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described herein.

Series Termination Date.....  The August 2006 Distribution Date.

              THE CREDIT CARD BUSINESS OF CITIBANK (SOUTH DAKOTA)

GENERAL

  Citibank (South Dakota) services the Accounts at its facilities located in Sioux Falls, South Dakota, and through affiliated credit card processors pursuant to service contracts. The Receivables conveyed to the Trust to date were generated under the VISA or MasterCard International programs and were either originated by Citibank (South Dakota) or purchased by Citibank (South Dakota) from other credit card issuers. The Accounts are owned by Citibank (South Dakota) but a participation in the Receivables in certain of these Accounts has been or will be sold to Citibank (Nevada) prior to their conveyance to the Trust.

  Subject to certain conditions, the Banks may convey to the Trust receivables arising in credit card accounts of a type not currently included in the Accounts. Affiliates of the Banks also currently conduct credit card businesses. For example, Citicorp Retail Services, Inc. manages private label credit card programs for several retailers. Receivables arising in such accounts may be participated to the Banks and sold to the Trust. In addition, the Banks may purchase portfolios of credit card accounts from other credit card issuers which may be included in the Trust. Such accounts may not be originated, used or collected in the same manner as the VISA and MasterCard International accounts described below and may differ with respect to loss and delinquency and revenue experience and historical payment rates. Such accounts may also have different terms than the accounts described below, including lower periodic finance charges. Consequently, the addition of the receivables arising in such accounts to the Trust could have the effect of reducing the Portfolio Yield.

  The following discussion describes certain terms and characteristics of the Accounts. The Eligible Accounts from which the Accounts were selected represent only a portion of the entire portfolio of consumer revolving credit loans arising in the VISA and MasterCard accounts currently owned by Citibank (South Dakota) (the "Portfolio"). In addition, Additional Accounts may consist of Eligible Accounts which are not currently in existence and which are selected using different eligibility criteria from those used in selecting the Accounts already included in the Trust.

  Citibank (South Dakota) is a member of VISA and MasterCard International. The VISA and MasterCard credit cards are issued as part of the worldwide VISA and MasterCard International systems, and transactions creating the receivables through the use of the credit cards are processed through the VISA and MasterCard International authorization and settlement systems. Should either system materially curtail its activities, or should Citibank (South Dakota) cease to be a member of VISA or MasterCard International, for any reason, an Early Amortization Event, as such term is defined in the related Series Supplement, could occur, and delays in payments on the Receivables and possible reductions in the amounts thereof could also occur. The VISA and MasterCard accounts, the receivables in which have been conveyed to the Trust, include both nonpremium and premium VISA and MasterCard accounts.

  The VISA and MasterCard credit cards of the type pursuant to which the Accounts were established may be used to purchase merchandise and services and to obtain cash advances. A cash advance is made when a credit card account is used to obtain cash from a financial institution or automated teller machine, which may be located at a financial institution, supermarket or other business establishment. Amounts due with respect to both purchases and cash advances will be included in the Receivables.

  The VISA and MasterCard credit card accounts owned by Citibank (South Dakota) were principally generated through: (i) applications mailed directly to prospective cardholders; (ii) applications made available to prospective cardholders at the banking facilities of Citibank (South Dakota), at other financial institutions and at retail outlets; (iii) applications generated by advertising on television, on radio and in magazines; (iv) direct mail and telemarketing solicitation for accounts on a pre-approved credit basis; (v) solicitation of cardholders of existing nonpremium accounts for premium accounts; (vi) applications through affinity and co-brand marketing programs; and (vii) purchases of accounts from other credit card issuers.

ACQUISITION AND USE OF CREDIT CARDS

  When Citibank (South Dakota) generates new VISA and MasterCard accounts through the solicitation of individual applications to open an account, it reviews each application for completeness and creditworthiness. In addition, Citibank (South Dakota) generally obtains a credit report issued by an independent credit reporting agency with respect to the applicant. In the event there are discrepancies between the application and the credit report and in certain other circumstances, Citibank (South Dakota) may verify certain of the information regarding the applicant. Citibank (South Dakota) generally evaluates the ability of an applicant for a VISA or MasterCard credit card account to repay credit card balances by applying a credit scoring system using models developed in-house and models developed with the assistance of an independent firm with extensive experience in developing credit scoring models. Credit scoring is intended to provide a general indication, based on the information available, of the applicant's willingness and ability to repay his or her obligations. Credit scoring evaluates a potential cardholder's credit profile to arrive at an estimate of the associated credit risk. Models for credit scoring are developed by using statistics to evaluate common characteristics and their correlation with credit risk. The credit scoring model used to evaluate a particular applicant is based on a variety of factors, including the manner in which the application was made or the manner in which the account was acquired as well as the type of residence of the applicant or cardholder. From time to time the credit scoring models used by Citibank (South Dakota) are reviewed and, if necessary, updated to reflect more current statistical information. Once an application to open an account is approved an initial credit limit is established for the account based on, among other things, the applicant's credit score and the source from which the account was acquired.

  Citibank (South Dakota) also generates new VISA and MasterCard accounts through direct mail and telemarketing solicitation campaigns directed at individuals who have been pre-approved by Citibank (South Dakota). Citibank (South Dakota) identifies potential cardholders for pre-approved direct mail or telemarketing solicitation campaigns by supplying a list of credit criteria to a credit bureau which generates a list of individuals who meet such criteria and forwards such list to a processing vendor. The processing vendor screens the list in accordance with the credit criteria of Citibank (South Dakota) to determine the eligibility of the individuals on the list for a pre-approved solicitation. Individuals qualifying for pre-approved direct mail or telemarketing solicitation are offered a credit card without having to complete a detailed application. In the case of pre-approved solicitations, a predetermined credit limit is reserved for each member of the group being solicited, which credit limit may be based upon, among other things, each member's individual credit profile, level of existing and potential indebtedness relative to assumed income and estimated income and the availability of additional demographic data for such member.

  In recent years, Citibank (South Dakota) has added affinity and co-brand marketing to its other means of business development. Affinity marketing involves the solicitation of prospective cardholders from identifiable groups with a common interest and/or common cause. Affinity marketing is conducted through two approaches: the first relies on the solicitation of organized membership groups with the written endorsement of the group's leadership and the second utilizes direct mail solicitation of prospective cardholders through the use of a list purchased from a group. Co-brand marketing is an outgrowth of affinity marketing. It involves the solicitation of customers of a retailer, service provider or manufacturer which has a recognizable brand name or logo. Consumers are likely to acquire and use a co-branded card because of the benefits provided by the co-brander. The co-brander may play a major role in the marketing and solicitation of co-branded cards. Solicitation activities used in connection with affinity and co-brand marketing also include solicitations in appropriate magazines, telemarketing and applications made available to prospective cardholders in appropriate locations. In certain cases, pre-approved solicitations will be used in the same manner as described in the preceding paragraph.

  Credit card accounts that have been purchased by Citibank (South Dakota) were originally opened using criteria established by the institution from which the accounts were purchased or by the institution from which the selling institution originally purchased the accounts. Purchased accounts are screened against criteria which are set at the time of acquisition to determine whether any of the purchased accounts should be closed immediately. Any accounts failing the criteria are closed and no further purchases or cash advances are authorized. All other such accounts remain open. The credit limits on such accounts are based initially on the limits established or maintained by the selling institution. It is expected that portfolios of credit card accounts purchased by the Banks from other credit card issuers will be added to the Trust from time to time. It is expected that such accounts will be screened in the manner described above.

  Each cardholder is subject to an agreement governing the terms and conditions of the accounts. Pursuant to such agreement, Citibank (South Dakota) reserves the right to change or terminate any terms, conditions, services or features of the accounts (including increasing or decreasing periodic finance charges, other charges or minimum payments). Credit limits may be adjusted periodically based upon an evaluation of the cardholder's performance.

COLLECTION OF DELINQUENT ACCOUNTS

  Generally, Citibank (South Dakota) considers a VISA or MasterCard account delinquent if a minimum payment due thereunder is not received by Citibank (South Dakota) by the due date indicated on the cardholder's statement. Efforts to collect delinquent credit card receivables are made by the personnel of Citibank (South Dakota) and affiliated credit card processors pursuant to service contracts, supplemented by collection agencies and attorneys retained by Citibank (South Dakota). Under current practice, Citibank (South Dakota) includes a request for payment of overdue amounts on all billing statements issued after the account becomes delinquent. While collection personnel initiate telephone contact with cardholders whose credit card accounts have become as little as five days delinquent, based on credit scoring criteria, generally such contact is initiated when an account is 35 days or more delinquent. In the event that initial telephone contact fails to resolve the delinquency, Citibank (South Dakota) continues to contact the cardholder by telephone and by mail. Generally, 15 days after an account becomes delinquent or whenever a cardholder exceeds such cardholder's credit limit by more than 5% no additional extensions of credit through such account are authorized, and no more than 95 days after an account becomes delinquent it is closed. The Servicer may also, at its discretion, enter into arrangements with delinquent cardholders to extend or otherwise change payment schedules. The current policy of the Servicer is to charge-off the receivables in an account when that account becomes 185 days delinquent or, if the Servicer receives notice that a cardholder has filed for bankruptcy or has had a bankruptcy petition filed against it, the Servicer will charge-off the receivables in such account not later than 60 days after the Servicer receives such notice. The credit evaluation, servicing and charge-off policies and collection practices of Citibank (South Dakota) may change over time in accordance with the business judgment of Citibank (South Dakota), applicable law and guidelines established by applicable regulatory authorities.

                                 THE ACCOUNTS

GENERAL

  The Receivables arise in the Accounts. The Accounts have been selected from substantially all of the Eligible Accounts in the Portfolio. Citibank (South Dakota) believes that the Accounts are representative of the Eligible Accounts in the Portfolio and that the inclusion of the Accounts, as a whole, does not represent an adverse selection from among the Eligible Accounts.

  The Accounts include receivables which have been charged-off as uncollectible prior to their addition to the Trust in accordance with normal servicing policies. However, for purposes of calculation of the amount of Principal Receivables and Finance Charge Receivables in the Trust for any date, the balance of such charged-off receivables is zero and the Trust owns only the right to receive recoveries with respect to such receivables.

  As of January 11, 1991 (the "Trust Cut-Off Date") and any Series Cut-Off Date, as such term is defined in the prospectus supplement relating to such Series (and on the date any new Receivables are generated), the Banks have represented and warranted, and will represent and warrant, to the Trust that the Receivables (and such new Receivables) meet the eligibility requirements set forth in the Pooling Agreement. There can be no assurance that all of the Accounts will continue to meet applicable eligibility requirements throughout the life of the Trust.

  The Accounts consist of Eligible Accounts, which consist of VISA and MasterCard credit card accounts. The Banks may (subject to certain limitations and conditions), and, in certain circumstances, will be obligated to, designate from time to time Additional Accounts and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then existing or thereafter created. The Banks have made Lump Sum Additions to the Trust which, in the aggregate, included approximately $22.42 billion of Principal Receivables. The Lump Sum Additions consist primarily of receivables arising from (a) certain premium and nonpremium VISA and MasterCard credit card accounts which had been previously transferred by the Banks to credit card trusts originated by the Banks which had reached their maturity dates and terminated pursuant to their terms and (b) certain other premium and non-premium VISA and MasterCard credit card accounts.

  Additional Accounts may be subject to different eligibility criteria from those used in selecting the Initial Accounts and may not be accounts of the same type previously included in the Trust. Therefore there can be no assurance that such Additional Accounts will be of the same credit quality as the Initial Accounts or the Additional Accounts, the Receivables in which have been conveyed previously to the Trust. Moreover, Additional Accounts may contain Receivables which consist of fees, charges and amounts which are different from the fees, charges and amounts described below. Such Additional Accounts may also be subject to different credit limits, balances and ages. Consequently, there can be no assurance that the Accounts will continue to have the characteristics described below as Additional Accounts are added. In addition, the inclusion in the Trust of Additional Accounts with lower periodic finance charges may have the effect of reducing the Portfolio Yield. The Banks intend to file with the Securities and Exchange Commission, on behalf of the Trust, a Current Report on Form 8-K with respect to any addition of accounts which would have a material effect on the composition of the Accounts.

LOSS AND DELINQUENCY EXPERIENCE

  The following tables set forth the loss and delinquency experience with respect to payments by cardholders for each of the periods shown for the Accounts. With respect to the Loss Experience table below, loss experience is shown on a cash basis for Principal Receivables. If accrued Finance Charge Receivables which have been written off were included in losses in the following table, Net Losses would be higher as an absolute number and as a percentage of the average of Principal and Finance

Charge Receivables outstanding during the periods indicated. There can be no assurance that the loss and delinquency experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the Accounts.

                      LOSS EXPERIENCE FOR THE ACCOUNTS(1)
                            (DOLLARS IN THOUSANDS)

                                                YEAR ENDED DECEMBER 31,
                         SIX MONTHS ENDED -------------------------------------
                          JUNE 30, 1997      1996         1995         1994
                         ---------------- -----------  -----------  -----------
Average Principal
 Receivables
 Outstanding(2).........   $32,519,081    $31,225,337  $25,083,447  $18,066,914
Net Losses(3)...........   $ 1,043,301    $ 1,678,991  $   956,261  $   685,118
Net Losses as a
 Percentage of Average
 Principal Receivables
 Outstanding(4).........          6.47%          5.38%        3.81%        3.79%

--------
(1) Losses consist of write-offs of Principal Receivables.
(2) Average Principal Receivables Outstanding is the average of Principal Receivables outstanding during the periods indicated.
(3) Net losses as a percentage of gross charge-offs for the first six months of 1997 were 92.62% and for each of the years ended December 31, 1996, 1995 and 1994 were 92.46%, 88.49% and 86.14%, respectively. Gross charge-offs are charge-offs before recoveries and do not include the amount of any reductions in Average Principal Receivables Outstanding due to fraud, returned goods, customer disputes or certain other miscellaneous write-offs.
(4) The percentage for the six months ended June 30, 1997 is an annualized number.

              DELINQUENCIES AS A PERCENTAGE OF THE ACCOUNTS(1)(2)
                            (DOLLARS IN THOUSANDS)

                                                                          AS OF DECEMBER 31,
                                              --------------------------------------------------------------------------
                       AS OF JUNE 30, 1997              1996                     1995                     1994
                     ------------------------ ------------------------ ------------------------ ------------------------
   NUMBER OF DAYS    DELINQUENT               DELINQUENT               DELINQUENT               DELINQUENT
     DELINQUENT      AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2) AMOUNT(1)  PERCENTAGE(2)
   --------------    ---------- ------------- ---------- ------------- ---------- ------------- ---------- -------------
35-64 days.......... $  631,761     1.91%     $  714,532     2.25%     $  699,878     2.75%     $  439,224     2.40%
65-94 days..........    362,657     1.10         394,432     1.25         353,832     1.39         228,335     1.25
95 days or more.....    671,945     2.04         687,988     2.17         558,613     2.20         360,774     1.97
                     ----------     ----      ----------     ----      ----------     ----      ----------     ----
 Total.............. $1,666,363     5.05%     $1,796,952     5.67%     $1,612,323     6.34%     $1,028,333     5.62%
                     ==========     ====      ==========     ====      ==========     ====      ==========     ====

--------
(1) The Delinquent Amount includes both the Principal Receivables and Finance Charge Receivables.
(2) The percentages are the result of dividing the Delinquent Amount by the average of Principal and Finance Charge Receivables outstanding during the periods indicated.

REVENUE EXPERIENCE

  The revenues for the Accounts from finance charges, fees paid by cardholders and interchange for the six months ended June 30, 1997 and for each year of the three-year period ended December 31, 1996 are set forth in the following table.

  The revenue experience in the following table is presented on a cash basis before deduction for charge-offs. Revenues from finance charges, fees and interchange will be affected by numerous factors, including the periodic finance charge on the Receivables, the amount of any annual membership fee, other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month and do not incur periodic finance charges on purchases, the percentage of Accounts bearing finance charges at promotional rates and changes in the level of delinquencies on the Receivables.

                      REVENUE EXPERIENCE FOR THE ACCOUNTS
                            (DOLLARS IN THOUSANDS)

                              SIX MONTHS       YEAR ENDED DECEMBER 31,
                                 ENDED     ----------------------------------
                             JUNE 30, 1997    1996        1995        1994
                             ------------- ----------  ----------  ----------
Finance Charges and Fees
 Paid.......................  $3,038,488   $5,732,865  $4,545,420  $3,397,756
Average Revenue
 Yield(1)(2)................       18.84%       18.36%      18.11%      18.81%

--------
(1) Average Revenue Yield is the result of dividing Finance Charges and Fees Paid by Average Principal Receivables Outstanding during the periods indicated.
(2) The percentage for the six months ended June 30, 1997 is an annualized number.

  The revenues related to periodic finance charges and fees (other than annual fees) depend in part upon the collective preference of cardholders to use their credit cards as revolving debt instruments for purchases and cash advances and to pay off account balances over several months as opposed to convenience use (where the cardholders prefer instead to pay off their entire balance each month, thereby avoiding periodic finance charges on purchases) and upon other services of which the cardholder chooses to avail himself and which are paid for by the use of the card. Fees for these other services will be treated for purposes of the Pooling Agreement and the Series Supplement as Principal Receivables rather than Finance Charge Receivables; however, the Banks will be permitted to specify that any such fees will be treated as Finance Charge Receivables. Revenues related to periodic finance charges and fees also depend on the types of charges and fees assessed on the Accounts. Accordingly, revenues will be affected by future changes in the types of charges and fees assessed on the Accounts and in the types of Additional Accounts added from time to time. Revenues could be adversely affected by future changes in fees and charges assessed by Citibank (South Dakota) and other factors.

  Citibank (South Dakota) has previously reduced the finance charges and reduced or eliminated the annual fees applicable to, and modified some other terms of, certain of the Accounts. These changes have reduced the gross yield of the Accounts. See "The Accounts--Billing and Payments" in this Prospectus Supplement.

CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

  Monthly payment rates on the Receivables may vary because, among other things, cardholders may fail to make a required payment, may only make payments as low as the minimum required payment or may make payments as high as the entire outstanding balance. Monthly payment rates on the Receivables may also vary due to seasonal purchasing and payment habits of cardholders. The following table sets forth the highest and lowest cardholder monthly payment rates for the Accounts during any month in the periods shown and the average of the cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of the total beginning account balances for such month. Monthly payment rates reflected in the table include amounts which would be deemed payments of Principal Receivables and Finance Charge Receivables with respect to the Accounts. In addition, the amount of outstanding Receivables and the rates of payments, delinquencies, charge-offs and new borrowings on the Accounts depend on a variety of factors including seasonal variations, the availability of other sources of credit, general economic conditions, tax laws, consumer spending and borrowing patterns and the terms of the Accounts (which are subject to change by Citibank (South Dakota)).

               CARDHOLDER MONTHLY PAYMENT RATES FOR THE ACCOUNTS

                                        SIX MONTHS   YEAR ENDED DECEMBER 31,
                                           ENDED     -------------------------
                                       JUNE 30, 1997  1996     1995     1994
                                       ------------- -------  -------  -------
Lowest Month..........................     18.05%      17.65%   17.59%   18.21%
Highest Month.........................     21.80%      21.05%   20.92%   21.33%
Average of the Months in the Period...     19.62%      19.39%   19.09%   19.69%

INTERCHANGE

  Creditors participating in the VISA and MasterCard International associations receive Interchange as partial compensation for taking credit risk, absorbing fraud losses and funding receivables for a limited period prior to initial billing. Under the VISA and MasterCard International systems, a portion of this Interchange in connection with cardholder charges for merchandise and services is passed from banks which clear the transactions for merchants to credit card-issuing banks. Interchange ranges from approximately 1% to 1.85% of the transaction amount. Citibank (South Dakota) is required, pursuant to the terms of the Pooling Agreement, to transfer to the Trust Interchange attributed to cardholder charges for merchandise and services in the Accounts. Interchange is allocated to the Trust on the basis of the percentage equivalent of the ratio which the amount of cardholder charges for merchandise and services in the Accounts bears to the total amount of cardholder charges for merchandise and services in the Portfolio. VISA and MasterCard International may from time to time change the amount of Interchange reimbursed to banks issuing their credit cards. On each Distribution Date, Servicer Interchange with respect to the related Due Period that is on deposit in the Collection Account will be withdrawn from the Collection Account and paid to the Servicer as described under "Series Provisions--Servicing Compensation and Payment of Expenses" in the Prospectus.

THE RECEIVABLES

  The Receivables in the Accounts as of July 6, 1997 included $490,558,252 of Finance Charge Receivables and $34,840,611,467 of Principal Receivables (which amounts include overdue Finance Charge Receivables and overdue Principal Receivables). As of July 6, 1997 there were 28,525,134 Accounts. Included within the Accounts are inactive Accounts that have no balance. The Accounts had an average Principal Receivable balance of $1,221 and an average credit limit of $5,007. The average total Receivable balance in the Accounts as a percentage of the average credit limit with respect to the Accounts was 25%. Approximately 86% of the Accounts were opened prior to June 1995. Approximately 13.21%, 11.01%, 6.66% and 5.62% of the Accounts related to cardholders having billing addresses in California, New York, Texas and Florida, respectively. Not more than 5% of the Accounts related to cardholders having billing addresses in any other single state.

  The following tables summarize the Accounts by various criteria as of July 6, 1997. References to "Receivables Outstanding" in the following tables include both Finance Charge Receivables and Principal Receivables. Because the composition of the Accounts will change in the future, these tables are not necessarily indicative of the future composition of the Accounts.

                  COMPOSITION OF ACCOUNTS BY ACCOUNT BALANCE

                                       PERCENTAGE                  PERCENTAGE
                                        OF TOTAL                    OF TOTAL
                            NUMBER OF  NUMBER OF    RECEIVABLES    RECEIVABLES
      ACCOUNT BALANCE        ACCOUNTS   ACCOUNTS    OUTSTANDING    OUTSTANDING
      ---------------       ---------- ---------- ---------------  -----------
Credit Balance(1)..........    238,253     0.84%  $   (44,249,790)   (0.13)%
No Balance(2).............. 12,730,262    44.62                 0      0.00
Less than or equal to
 $500.00...................  3,824,274    13.41       773,517,978      2.20
$500.01 to $1,000.00.......  2,226,585     7.81     1,653,326,107      4.68
$1,000.01 to $2,000.00.....  3,360,583    11.78     4,940,885,194     13.98
$2,000.01 to $3,000.00.....  2,009,392     7.04     4,961,863,797     14.04
$3,000.01 to $4,000.00.....  1,269,500     4.45     4,403,913,369     12.46
$4,000.01 to $5,000.00.....  1,016,892     3.56     4,595,029,292     13.01
$5,000.01 to $6,000.00.....    612,010     2.15     3,345,493,629      9.47
$6,000.01 to $7,000.00.....    393,120     1.38     2,544,712,738      7.20
$7,000.01 to $8,000.00.....    275,952     0.97     2,062,819,498      5.84
$8,000.01 to $9,000.00.....    182,423     0.64     1,546,486,507      4.38
$9,000.01 to $10,000.00....    137,474     0.48     1,303,885,461      3.69
Over $10,000.00............    248,414     0.87     3,243,485,939      9.18
                            ----------   ------   ---------------    ------
  Total.................... 28,525,134   100.00%  $35,331,169,719    100.00%
                            ==========   ======   ===============    ======

--------
(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts which currently have a credit balance are included because Receivables may be generated with respect thereto in the future.
(2) Accounts which currently have no balance are included because Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACCOUNTS BY CREDIT LIMIT

                                        PERCENTAGE                 PERCENTAGE
                                         OF TOTAL                   OF TOTAL
                             NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
        CREDIT LIMIT          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
        ------------         ---------- ---------- --------------- -----------
Less than or equal to
 $500.00....................  1,701,722     5.97%  $    90,507,589     0.27%
$500.01 to $1,000.00........  1,829,965     6.42       527,235,954     1.49
$1,000.01 to $2,000.00......  4,696,488    16.45     2,900,034,916     8.21
$2,000.01 to $3,000.00......  3,503,092    12.28     3,008,037,607     8.51
$3,000.01 to $4,000.00......  2,395,534     8.40     2,601,273,529     7.36
$4,000.01 to $5,000.00......  3,342,605    11.72     4,389,238,371    12.42
Over $5,000.00.............. 11,055,728    38.76    21,814,841,753    61.74
                             ----------   ------   ---------------   ------
  Total..................... 28,525,134   100.00%  $35,331,169,719   100.00%
                             ==========   ======   ===============   ======

                   COMPOSITION OF ACCOUNTS BY PAYMENT STATUS

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
       PAYMENT STATUS          ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
       --------------         ---------- ---------- --------------- -----------
Current(1)................... 27,079,535    94.93%  $31,646,535,341    89.57%
Up to 34 days delinquent.....    832,418     2.92     2,018,270,966     5.71
35 to 64 days delinquent.....    269,054     0.94       631,761,462     1.79
65 to 94 days delinquent.....    129,111     0.45       362,656,605     1.03
95 to 124 days delinquent....     87,378     0.31       264,254,378     0.75
125 to 154 days delinquent...     70,023     0.25       224,662,333     0.64
155 to 184 days delinquent...     57,615     0.20       183,028,634     0.51
                              ----------   ------   ---------------   ------
  Total...................... 28,525,134   100.00%  $35,331,169,719   100.00%
                              ==========   ======   ===============   ======

--------
(1) Includes Accounts on which the minimum payment has not been received prior to the next billing date following the issuance of the related bill.

                        COMPOSITION OF ACCOUNTS BY AGE

                                         PERCENTAGE                 PERCENTAGE
                                          OF TOTAL                   OF TOTAL
                              NUMBER OF  NUMBER OF    RECEIVABLES   RECEIVABLES
            AGE                ACCOUNTS   ACCOUNTS    OUTSTANDING   OUTSTANDING
            ---               ---------- ---------- --------------- -----------
Less than or equal to 6
 months.....................           0     0.00%  $             0     0.00%
Over 6 months to 12 months..     761,630     2.67     1,200,145,554     3.40
Over 12 months to 24
 months.....................   3,252,649    11.40     4,120,266,624    11.66
Over 24 months to 36
 months.....................   4,810,917    16.87     5,172,471,801    14.64
Over 36 months to 48
 months.....................   2,983,364    10.46     3,322,278,590     9.40
Over 48 months..............  16,716,574    58.60    21,516,007,150    60.90
                              ----------   ------   ---------------   ------
  Total.....................  28,525,134   100.00%  $35,331,169,719   100.00%
                              ==========   ======   ===============   ======

BILLING AND PAYMENTS

  The Accounts have various billing and payment structures, including varying periodic finance charges and fees. The following is information on the current billing and payment characteristics of the Accounts.

  Monthly billing statements are sent by Citibank (South Dakota) to cardholders with balances at the end of the billing period. Each month a VISA or MasterCard cardholder must make a minimum payment equal to (a) with respect to nonpremium accounts, the sum of (i) the greater of $20 (or, if the then current balance is less than $20, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; or (b) with respect to premium accounts, the sum of (i) the greater of $50 (or, if the then current balance is less than $50, such balance) and 1/48 of the then current balance, (ii) any amount which is past due and (iii) any amount which is in excess of the credit limit; provided, that in each case the required minimum payment will not be less than the finance charges billed. Prior to December 1993, the minimum payments were determined by reference to 1/36 of the then current balance, rather than 1/48.

  A periodic finance charge is assessed on the Accounts. The periodic finance charge assessed on balances for cash advances is calculated by multiplying (i) the average daily balances for cash advances during the billing cycle by (ii) the number of days in the billing cycle by (iii) the applicable daily periodic finance charge. Cash advances are included in the average daily balance for cash advances from the date such advances are made. The periodic finance charge assessed on balances for purchases is calculated by multiplying the average daily balance for purchases (the balance thereof on which finance charges are assessed) by the applicable monthly periodic finance charge. Purchases are included in the average daily balance for purchases generally from the date of purchase. Periodic finance charges are not assessed in most circumstances on purchase amounts if all balances shown in the previous billing statement are paid in full by the due date indicated on such statement. The periodic finance charge assessed on balances in most accounts for cash advances and purchases is currently the Prime Rate (as published in The Wall Street Journal ) plus a percentage ranging from 5.4% to 10.4% for accounts in good standing, and the Prime Rate plus 12.9% for accounts which have been recently, or currently are, delinquent. As of the most recent quarterly reset date, the periodic finance charge ranged from 13.90% to 18.90% for most accounts in good standing, and was 21.40% for most accounts which have been recently, or currently are, delinquent. Citibank (South Dakota) may change the periodic finance charge on accounts at any time by written notice to the cardholders. Any announced increase in such rate will become effective upon the earlier of subsequent use of a card and the expiration of a 25-day period from the date such change was made effective (assuming failure on the part of the cardholder to object to the new rate). Citibank (South Dakota) also offers promotional rates of limited duration to attract new cardholders and to promote balance transfers from other credit card issuers and, under certain circumstances, the periodic finance charge on a limited number of accounts may be greater or less than those assessed by Citibank (South Dakota) generally.

  Prior to December 1993, Citibank (South Dakota) generally assessed an annual membership fee of between $20 and $100 per account. Effective December 1, 1993, Citibank (South Dakota) eliminated the annual membership fee for certain premium and nonpremium cardholders who met specified non-delinquency criteria. This change did not apply to affinity or co-branded card products. In addition, effective January 1, 1995, Citibank (South Dakota) eliminated the annual fees applicable to certain other accounts, including certain of its affinity and co-branded card products. These changes have reduced the gross yield of the Accounts. Citibank (South Dakota) management believes that the elimination of annual fees is within industry norms and is an important component of management's initiative to maintain Citibank (South Dakota)'s leadership position in the market for bank credit cards. Certain of the Accounts may be subject to certain additional fees, including: (a) a late fee of $20 if Citibank (South Dakota) does not receive a required minimum payment by the payment due date shown on the monthly billing statement, which fee is assessed monthly until the account is less than 30 days past due; (b) a cash advance fee which is generally equal to 2% of the amount of the cash advance (subject to a minimum fee of $2 with no maximum); (c) a returned payment fee of $20; (d) a returned check fee of $20; (e) a stop payment fee of $20 and (f) a fee of $20 with respect to each account with an outstanding balance over the credit limit established for such account.

  Payments by cardholders to Citibank (South Dakota) on the Accounts are processed and applied to all minimum amounts due, from the oldest to the most current, with respect to the following items in the following order: (i) periodic finance charges on cash advances; (ii) periodic finance charges on purchases; (iii) cash advance amounts and (iv) purchase amounts. When all minimum amounts due are paid, payments are generally allocated first to cash advance balances and then to purchase balances. There can be no assurance that periodic finance charges, fees and other charges will remain at current levels in the future.

                                   THE BANKS

  Citibank (South Dakota), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Sioux Falls, South Dakota, was formed in 1981 and conducts nationwide consumer lending programs primarily comprised of credit card-related activities. Citibank (South Dakota) is the nation's largest bank credit card issuer. The principal executive office of Citibank (South Dakota) is located at 701 East 60th Street, North, Sioux Falls, South Dakota 57117 (telephone (605) 331-2626).

  Citibank (Nevada), a national banking association and an indirect wholly owned subsidiary of Citicorp located in Las Vegas, Nevada, was formed in 1985 and conducts a retail banking business in the Las Vegas, Nevada area and services credit card accounts for certain of its affiliates. The principal executive office of Citibank (Nevada) is located at 8725 West Sahara Avenue, Las Vegas, Nevada 89163 (telephone (702) 797-4444).

                        SUPPLEMENTAL SERIES PROVISIONS

CERTAIN DEFINITIONS

  "Class A Accreted Invested Amount" for any date means an amount equal to the sum of (a) the Class A Initial Invested Amount and (b) the sum of all Class A Monthly Accretion Amounts for all Distribution Dates prior to such date.

  "Class A Invested Amount" for any date means, notwithstanding anything to the contrary in the Prospectus, an amount equal to (a) the Class A Accreted Invested Amount, minus (b) the aggregate amount of principal payments made to Class A Certificateholders prior to such date, minus (c) the Class A Principal Funding Account Balance as of such date, and minus (d) the excess, if any, of the aggregate amount of Class A Investor Charge-Offs for all Distribution Dates preceding such date over the aggregate amount of Class A Investor Charge-Offs reimbursed prior to such date; provided, however, that the Class A Invested Amount may not be reduced below zero.

  "Class A Monthly Accretion Amount" means, with respect to any Distribution Date, the sum of (a) the amounts, if any, actually treated as Investor Principal Collections and applied to increase the Class A Invested Amount effective as of the end of the immediately preceding Due Period, as described in paragraph (a) under "--Accretion--Allocations--Class A Certificates", plus
(b) the amounts actually deposited into the Class A Principal Funding Account as described in paragraph (c) under "--Accretion--Allocations--Class A Certificates", plus (c) the amount of Class A Investment Proceeds (up to the Class A Covered Amount) actually deposited into the Class A Principal Funding Account as described under "Series Provisions--Principal Funding Account" in the Prospectus.

  "Class A Swap Rate" and "Class B Swap Rate" have the meanings assigned to them under "--Interest Rate Swaps" below.

  "Class B Accreted Invested Amount" for any date means an amount equal to the sum of (a) the Class B Initial Invested Amount and (b) the sum of all Class B Monthly Accretion Amounts for all Distribution Dates prior to such date.

  "Class B Invested Amount" for any date means, notwithstanding anything to the contrary in the Prospectus, an amount equal to (a) the Class B Accreted Invested Amount, minus (b) the aggregate amount of principal payments made to Class B Certificateholders prior to such date (other than any principal payments made from the proceeds of a draw under the Credit Enhancement for the purpose of reimbursing previous reductions in the Class B Invested Amount), minus (c) the aggregate amount of Class B Investor Charge-Offs for all prior Distribution Dates, minus (d) the portion of the aggregate amount of Subordinated Principal Collections for all prior Distribution Dates that has been used to fund the Required Amount with respect to such Distribution Dates and that is allocable to the Class B Certificates as described under "Series Provisions--Allocations, Reallocations and Subordination-- Allocations, Reallocations and Subordination Within a Series-- Subordination" in the Prospectus, minus (e) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described under "Series Provisions-- Allocations, Reallocations and Subordination--Investor Charge-Offs" in the Prospectus, and plus (f) the aggregate amount of Excess Finance Charge Collections and certain other amounts applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (c), (d) and (e); provided, however, that the Class B Invested Amount may not be reduced below zero.

  "Class B Monthly Accretion Amount" means, with respect to any Distribution Date, the sum of the amounts, if any, actually treated as Investor Principal Collections on such Distribution Date and applied to increase the Class B Invested Amount effective as of the end of the immediately preceding Due Period, as described in paragraph (a) under "--Accretion--Allocations--Class B Certificates".

  "Outstanding Principal Amount" means, when used with respect to any date,
(a) with respect to the Class A Certificates, an amount equal to the Class A Accreted Invested Amount, minus the aggregate amount of principal payments made to Class A Certificateholders prior to such date, and (b) with respect to the Class B Certificates, the Class B Accreted Invested Amount, minus the aggregate amount of principal payments made to Class B Certificateholders prior to such date.

  Notwithstanding anything to the contrary in the Prospectus, Class A Monthly Interest and Class B Monthly Interest will not accrue or become payable with respect to the Investor Certificates, except that under certain limited circumstances described herein, monthly payments of interest will be made on the Investor Certificates. Except under such limited circumstances, Class A Monthly Interest and Class B Monthly Interest will be determined only for the purposes of determining Class A Monthly Accretion Amounts and Class B Monthly Accretion Amounts. "Class A Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class A Accretion Rate and (b) the Outstanding Principal Amount of the Class A Certificates as of the close of business on the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly Principal previously made either to the Class A Principal Funding Account or to the Class A Certificateholders) or, with respect to the first Distribution Date, interest on the Class A Initial Invested Amount at the Class A Accretion Rate from and including the Series Issuance Date to but excluding such Distribution Date, compounded monthly. "Class B Monthly Interest" means, with respect to any Distribution Date, one-twelfth of the product of (a) the Class B Accretion Rate and (b) the Class B Invested Amount as of the close of business on the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, interest on the Class B Initial Invested Amount at the Class B Accretion Rate from and including the Series Issuance Date to but excluding such Distribution Date, compounded monthly.

  Solely for the purpose of calculating Group One Investor Monthly Interest as described under "Series Provisions--Allocations, Reallocations and Subordination--Reallocations Among Investor Certificates of Different Series-- Group One Investor Finance Charges" in the Prospectus, for so long as an Early Amortization Event has not occurred, the applicable Interest Rate Swap has not been terminated and there has not been a payment default by the swap counterparty, the reference to the Class A Accretion Rate in clause (a) of the definition of "Class A Monthly Interest" above shall be replaced by the Class A Swap Rate, the reference to the Class B Accretion Rate in clause (a) of the definition of "Class B Monthly Interest" above shall be replaced by the Class B Swap Rate and the references to one-twelfth in each such definition shall be replaced by a fraction, the numerator of which is the actual number of days from and including the prior Distribution Date to but excluding such Distribution Date and the denominator of which is 360.

  The "Series Adjusted Invested Amount" as defined under "Master Trust Provisions--Allocations Among Series" in the Prospectus, the "Required Minimum Principal Balance" as defined under "Special Considerations--Series Considerations" in the Prospectus, and the Early Amortization Event set forth in clause (h) under "Series Provisions--Early Amortization Events" in the Prospectus will, for the purposes of Series 1997-6, be determined based on the sum of the then current Class A Accreted Invested Amount and Class B Accreted Invested Amount, rather than based on the initial aggregate principal amount of the Investor Certificates or initial Invested Amount thereof.

ACCRETION

  Except under certain limited circumstances described herein, there will not be any periodic payments of interest with respect to the Investor Certificates. During the period from the Series Issuance Date until the commencement of the Accumulation Period, the Class A Accreted Invested
Amount is expected to increase on each Class A Monthly Accretion Date by the Class A Monthly Accretion Amount. During the Accumulation Period, the Class A Monthly Accretion Amount is expected to be deposited each month into the Class A Principal Funding Account. During the period from the Series Issuance Date to the Class B Expected Final Payment Date (or earlier under certain limited circumstances described herein), the Class B Accreted Invested Amount is expected to increase on each Class B Monthly Accretion Date by the Class B Monthly Accretion Amount.

  Except under the limited circumstances described herein, under which interest will become payable on the Class A Certificates and the Class B Certificates, amounts that would be applied to fund payments of interest on the Class A Certificates and the Class B Certificates will instead be applied to fund the Class A Monthly Accretion Amounts and Class B Monthly Accretion Amounts, respectively. Accordingly, except in respect of such limited circumstances, references in the Prospectus to the "certificate rate" and descriptions in the Prospectus of the manner of computing accrued interest on the Investor Certificates should be taken to be references to the Class A Accretion Rate or Class B Accretion Rate, as applicable, and as descriptions of the manner of computing Class A Monthly Interest and Class B Monthly Interest only for the purposes of determining Class A Monthly Accretion Amounts and Class B Monthly Accretion Amounts, respectively.

Allocations

  Class A Certificates. The allocations described in clause (a)(i)(A) under "Series Provisions--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Class A and Class B Investor Finance Charges" in the Prospectus, will not be made as so described but will instead be made in the following manner:

    (a) on each Distribution Date with respect to the Revolving Period before the occurrence of an Accretion Termination Event, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (and interest thereon at the Class A Accretion Rate) previously allocable to but not available as a portion of Investor Principal Collections on a prior Distribution Date, will be treated as a portion of Investor Principal Collections with respect to such Distribution Date;

    (b) on each Distribution Date with respect to the Revolving Period after the Determination Date on which an Accretion Termination Event is deemed to have occurred, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (and interest thereon at the Class A Accretion Rate) previously allocable to but neither available as a portion of Investor Principal Collections nor deposited into the Class A Interest Funding Account (as applicable) on a prior Distribution Date, will be allocated to the Class A Interest Funding Account (for distribution to the Paying Agent for payment of current interest to the Class A Certificateholders);

    (c) on each Distribution Date with respect to the Accumulation Period before the occurrence of an Accretion Termination Event, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (and interest thereon at the Class A Accretion
  Rate) previously allocable to but not available as a portion of Investor Principal Collections, not deposited into the Class A Interest Funding Account and not deposited into the Class A Principal Funding Account (as applicable) on a prior Distribution Date, plus the amount of any Class A Funding Account Shortfall for such Distribution Date and the amount of any Class A Funding Account Shortfall (and interest thereon at the Class A Accretion Rate) previously allocable to but not deposited into the Class A Principal Funding Account on a prior Distribution Date, will be allocated to the Class A Principal Funding Account;

    (d) on each Distribution Date with respect to the Accumulation Period after the Determination Date on which an Accretion Termination Event is deemed to have occurred, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (and interest thereon at the Class A Accretion
  Rate) previously allocable to but not available as a portion of Investor Principal Collections, not deposited into the Class A Principal Funding Account and not deposited into the Class A Interest Funding Account (as applicable) on a prior Distribution Date, plus the amount of any Class A Funding Account Shortfall for such Distribution Date and any Class A Funding Account Shortfall (and interest thereon at the Class A Accretion
  Rate) previously allocable to but neither deposited into the Class A Principal Funding Account nor deposited into the Class A Interest Funding Account on a prior Distribution Date, will be allocated to the Class A Interest Funding Account (for distribution to the Paying Agent for payment of current interest to the Class A Certificateholders); and

    (e) on each Distribution Date with respect to the Early Amortization Period, an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest (and interest thereon at the Class A Accretion Rate) previously allocable to but not available as a portion of Investor Principal Collections, not deposited into the Class A Principal Funding Account and not deposited into the Class A Interest Funding Account (as applicable) on a prior Distribution Date, plus the amount of any Class A Funding Account Shortfall for such Distribution Date and any Class A Funding Account Shortfall (and interest thereon at the Class A Accretion Rate) previously allocable to but neither deposited into the Class A Principal Funding Account nor deposited into the Class A Interest Funding Account (as applicable) on a prior Distribution Date, will be allocated to the Class A Interest Funding Account (for distribution to the Paying Agent for payment of current interest to the Class A Certificateholders).

Notwithstanding anything to the contrary in the Prospectus, so long as no Accretion Termination Event or Early Amortization Event has occurred, Class A Investment Proceeds will not be deposited in the Class A Interest Funding Account but will instead be retained in the Class A Principal Funding Account. The definition of "Required Amount", as set forth under "Series Provisions-- Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Subordination" in the Prospectus, will incorporate the foregoing changes in such allocations.

  Class B Certificates. The allocations described in clause (b)(i)(A) under "Series Provisions--Allocations, Reallocations and Subordination--Allocations, Reallocations and Subordination Within a Series--Class A and Class B Investor Finance Charge" in the Prospectus, will not be made as so described but will instead be made in the following manner:

    (a) on each Distribution Date before the occurrence of an Accretion Termination Event, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest (and interest thereon at the Class B Accretion Rate) previously allocable to but not available as a portion of Investor Principal Collections on a prior Distribution Date, will be treated as a portion of Investor Principal Collections with respect to such Distribution Date; and

    (b) on each Distribution Date after the Determination Date on which an Accretion Termination Event is deemed to have occurred and on each Distribution Date with respect to the Early Amortization Period, an amount equal to Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest (and interest thereon at the Class B Accretion Rate) previously allocable to but neither available as a portion of Investor Principal Collections nor deposited into the Class B Interest Funding Account (as applicable) on a prior Distribution Date, will be allocated to the Class B Interest Funding Account (for distribution to the Paying Agent for payment of current interest to the Class B Certificateholders).

Expected Accretion

  The following table shows the expected Outstanding Principal Amounts of the Class A Certificates and Class B Certificates as percentages of the Class A Face Amount and the Class B Face Amount, respectively, over the expected term of such Investor Certificates, assuming that (a) no Early Amortization Event occurs, (b) no Accretion Termination Event occurs and (c) sufficient amounts are always available over such period to fund in full the Class A Monthly Accretion Amounts and Class B Monthly Accretion Amounts. No assurances can be given that such assumptions will prove to be correct.

             MONTH AND YEAR OF           CLASS A OUTSTANDING CLASS B OUTSTANDING
             DISTRIBUTION DATE           PRINCIPAL AMOUNT(1) PRINCIPAL AMOUNT(2)
             -----------------           ------------------- -------------------
   September 1997.......................     64.6374716%         63.9909051%
   October 1997.........................     64.9780635%         64.3358792%
   November 1997........................     65.3204501%         64.6827130%
   December 1997........................     65.6646408%         65.0314165%
   January 1998.........................     66.0106451%         65.3819999%
   February 1998........................     66.3584727%         65.7344733%
   March 1998...........................     66.7081330%         66.0888469%
   April 1998...........................     67.0596358%         66.4451310%
   May 1998.............................     67.4129907%         66.8033357%
   June 1998............................     67.7682076%         67.1634715%
   July 1998............................     68.1252961%         67.5255488%
   August 1998..........................     68.4842663%         67.8895780%
   September 1998.......................     68.8451280%         68.2555698%
   October 1998.........................     69.2078912%         68.6235346%
   November 1998........................     69.5725659%         68.9934830%
   December 1998........................     69.9391621%         69.3654259%
   January 1999.........................     70.3076900%         69.7393739%
   February 1999........................     70.6781598%         70.1153379%
   March 1999...........................     71.0505817%         70.4933286%
   April 1999...........................     71.4249660%         70.8733571%
   May 1999.............................     71.8013230%         71.2554344%
   June 1999............................     72.1796631%         71.6395714%
   July 1999............................     72.5599969%         72.0257793%
   August 1999..........................     72.9423346%         72.4140692%
   September 1999.......................     73.3266871%         72.8044524%
   October 1999.........................     73.7130648%         73.1969402%
   November 1999........................     74.1014784%         73.5915438%
   December 1999........................     74.4919386%         73.9882748%
   January 2000.........................     74.8844564%         74.3871445%
   February 2000........................     75.2790423%         74.7881645%
   March 2000...........................     75.6757075%         75.1913464%

             MONTH AND YEAR OF           CLASS A OUTSTANDING CLASS B OUTSTANDING
             DISTRIBUTION DATE           PRINCIPAL AMOUNT(1) PRINCIPAL AMOUNT(2)
             -----------------           ------------------- -------------------
   April 2000...........................     76.0744628%         75.5967018%
   May 2000.............................     76.4753192%         76.0042426%
   June 2000............................     76.8782879%         76.4139803%
   July 2000............................     77.2833799%         76.8259270%
   August 2000..........................     77.6906065%         77.2400944%
   September 2000.......................     78.0999788%         77.6564947%
   October 2000.........................     78.5115082%         78.0751397%
   November 2000........................     78.9252061%         78.4960416%
   December 2000........................     79.3410839%         78.9192127%
   January 2001.........................     79.7591530%         79.3446650%
   February 2001........................     80.1794250%         79.7724109%
   March 2001...........................     80.6019116%         80.2024628%
   April 2001...........................     81.0266244%         80.6348331%
   May 2001.............................     81.4535751%         81.0695344%
   June 2001............................     81.8827755%         81.5065790%
   July 2001............................     82.3142375%         81.9459798%
   August 2001..........................     82.7479729%         82.3877494%
   September 2001.......................     83.1839939%         82.8319006%
   October 2001.........................     83.6223123%         83.2784462%
   November 2001........................     84.0629403%         83.7273990%
   December 2001........................     84.5058902%         84.1787722%
   January 2002.........................     84.9511741%         84.6325788%
   February 2002........................     85.3988042%         85.0888318%
   March 2002...........................     85.8487931%         85.5475444%
   April 2002...........................     86.3011531%         86.0087300%
   May 2002.............................     86.7558966%         86.4724018%
   June 2002............................     87.2130364%         86.9385733%
   July 2002............................     87.6725849%         87.4072579%
   August 2002..........................     88.1345549%         87.8784691%
   September 2002.......................     88.5989592%         88.3522207%
   October 2002.........................     89.0658105%         88.8285262%
   November 2002........................     89.5351218%         89.3073995%
   December 2002........................     90.0069060%         89.7888544%
   January 2003.........................     90.4811762%         90.2729048%
   February 2003........................     90.9579454%         90.7595648%
   March 2003...........................     91.4372268%         91.2488483%
   April 2003...........................     91.9190337%         91.7407695%
   May 2003.............................     92.4033794%         92.2353426%
   June 2003............................     92.8902772%         92.7325820%
   July 2003............................     93.3797406%         93.2325020%
   August 2003..........................     93.8717832%         93.7351171%
   September 2003.......................     94.3664184%         94.2404417%
   October 2003.........................     94.8636600%         94.7484906%
   November 2003........................     95.3635217%         95.2592783%
   December 2003........................     95.8660173%         95.7728197%
   January 2004.........................     96.3711606%         96.2891296%
   February 2004........................     96.8789657%         96.8082229%
   March 2004...........................     97.3894466%         97.3301146%
   April 2004...........................     97.9026173%         97.8548198%

             MONTH AND YEAR OF           CLASS A OUTSTANDING CLASS B OUTSTANDING
             DISTRIBUTION DATE           PRINCIPAL AMOUNT(1) PRINCIPAL AMOUNT(2)
             -----------------           ------------------- -------------------
   May 2004.............................     98.4184921%         98.3823538%
   June 2004............................     98.9370851%         98.9127316%
   July 2004............................     99.4584108%         99.4459687%
   August 2004 (3)......................    100.0000000%        100.0000000%

--------
(1)As a percentage of the Class A Face Amount.
(2)As a percentage of the Class B Face Amount.
(3) The Class A Monthly Accretion Amount and Class B Monthly Accretion Amount for this month will not be reinvested in Principal Receivables but will be distributed directly to investors.

Early Termination of Accretion

  If (i) at any time, an Early Amortization Event occurs or (ii) on any Determination Date, an Accretion Termination Event occurs, then neither the Class A Accreted Invested Amount nor the Class B Accreted Invested Amount will be further increased by any Class A Monthly Accretion Amount or Class B Monthly Accretion Amount (as applicable) and monthly interest will become payable with respect to the Investor Certificates on each Distribution Date thereafter at the Class A Accretion Rate or the Class B Accretion Rate (as applicable). AS A RESULT, IN THE EVENT OF AN EARLY AMORTIZATION EVENT OR AN ACCRETION TERMINATION EVENT, INVESTOR CERTIFICATEHOLDERS WILL BE ENTITLED TO RECEIVE PRINCIPAL PAYMENTS ONLY UP TO THE THEN OUTSTANDING PRINCIPAL AMOUNT OF THEIR INVESTOR CERTIFICATES (WHICH WILL BE LESS THAN THE FACE AMOUNT THEREOF). The occurrence of an Early Amortization Event will, but the occurrence of an Accretion Termination Event will not, cause principal payments to be made on the Investor Certificates, to the extent funds are available therefor, before the Class A Expected Final Payment Date and Class B Expected Final Payment Date. Following an Early Amortization Event, the Revolving Period or Accumulation Period, as applicable, will end and the Early Amortization Period will begin. Following an Accretion Termination Event (assuming no Early Amortization Event has also occurred), the Revolving Period or Accumulation Period, as applicable, will continue.

PAYMENTS OF INTEREST UNDER CERTAIN CIRCUMSTANCES; RELEASE OF FUNDS FROM CASH COLLATERAL ACCOUNT

  If an Investor Certificate is not paid in full on its Expected Final Payment Date, or if an Early Amortization Event or an Accretion Termination Event occurs, monthly interest payments will become due with respect to the Investor Certificates on each Distribution Date and neither the Class A Accreted Invested Amount nor Class B Accreted Invested Amount will be further increased. If interest becomes payable on the Investor Certificates, all amounts that would otherwise be applied to fund the Class A Monthly Accretion Amounts or Class B Monthly Accretion Amounts, including Reallocated Investor Finance Charge Collections, Excess Finance Charge Collections allocated to Series 1997-6 and amounts available in the Cash Collateral Account, will be applied to fund payments of interest on the Class A Certificates and the Class B Certificates in the same order and priority that such amounts would have been applied to fund Class A Monthly Accretion Amounts or Class B Monthly Accretion Amounts.

  In the event that accretion on the Investor Certificates is terminated early and periodic payments of interest become due, any funds in the Cash Collateral Account in excess of the Available Enhancement Amount may be released to Credit Enhancement providers.

POSTPONEMENT OF ACCUMULATION PERIOD

  Upon written notice to the Trustee, the Sellers, the Rating Agency and the Cash Collateral Depositor, the Servicer may elect to shorten the length of the Accumulation Period, and extend by an equivalent period the length of the Revolving Period, subject to certain conditions including those set forth below. The Servicer may make such election only if the Accumulation Period Length (determined as described below) is less than twelve months. On the Determination Date immediately preceding the July 2003 Distribution Date and thereafter on each Determination Date until the date the Accumulation Period begins, the Servicer will determine the "Accumulation Period Length" based on the amount of principal available to the investor certificates of all Series determined based on the lowest monthly principal payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the Certificateholders of all outstanding Series (excluding certain specified Series) which are not in their revolving period. If the Accumulation Period Length is less than twelve months, the Servicer may, at its option, postpone the commencement of the Accumulation Period such that the number of months included in the Accumulation Period will be equal to or exceed the Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Accumulation Period and on increases in the principal payment rate, which, if continued, would result in a shorter Accumulation Period. The length of the Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of investor certificates subsequent to that date and such Series is in its revolving period. If the Accumulation Period is postponed in accordance with the foregoing, and if an Early Amortization Event occurs after the date originally scheduled as the commencement of the Accumulation Period, it is probable that holders of Investor Certificates would receive some of their principal later than if the Accumulation Period had not been so postponed.

INTEREST RATE SWAPS

  In connection with the issuance of the Investor Certificates, the Banks intend to cause the Trust to enter into one or more interest rate swaps (the "Interest Rate Swaps"), under which the Trust will receive interest at a fixed rate based on the Class A Accretion Rate and Class B Accretion Rate and will pay interest at a floating rate based on the three-month London Interbank Offered Rate ("LIBOR") for U.S. dollar deposits plus a spread of not more than
 .10% with respect to a notional amount equal to the Class A Accreted Invested Amount (the "Class A Swap Rate") and not more than .25% with respect to a notional amount equal to the Class B Accreted Invested Amount (the "Class B Swap Rate"). The failure of the swap counterparty to make any required payments thereunder, any ratings downgrade with respect to the swap counterparty or the termination of the Interest Rate Swaps will not be an Early Amortization Event and will have no effect on the Trust's obligations to make any required allocations, distributions or other payments to or for the account of the Investor Certificateholders. The ratings of the Investor Certificates (as described under "Summary of Series Terms--Class A Ratings" and "--Class B Ratings") will not be dependent on the Interest Rate Swaps.

OPTIONAL TERMINATION

  Notwithstanding anything to the contrary in the description of the conditions to the Banks' option to repurchase the Certificateholders' Interest or the purchase price for exercising such option under "Series Provisions-- Optional Termination; Final Payment of Principal" in the Prospectus, the Banks will have such option on the Distribution Date occurring on or after the date that the sum of the Invested Amount and the Enhancement Invested Amount, if any, is reduced to 5% or less of the sum of the Class A Accreted Invested Amount and the Class B Accreted Invested Amount. The purchase price will be equal to the sum of the Invested Amount and the Enhancement Invested Amount, if any, plus accrued and unpaid interest, if any, on the Outstanding Principal Amount of the Class A Certificates at the Class A Accretion Rate and on the Outstanding Principal Amount of the Class B Certificates at the Class B Accretion Rate through the day preceding such Distribution Date.

                                  TAX MATTERS

  The Investor Certificates will be issued with original issue discount ("OID") for Federal income tax purposes. Holders of Investor Certificates that are United States investors will be required to include OID in income prior to the receipt of cash attributable to such income, regardless of the holder's method of accounting. The following discussion supplements the discussion in the Prospectus under the heading "Tax Matters".

FEDERAL INCOME TAX CONSEQUENCES--UNITED STATES INVESTORS

Interest and OID Income to Investor Certificateholders

  It is believed, and the following discussion assumes, that prior to an Early Amortization Event or Accretion Termination Event, OID on the Investor Certificates should be determined on the assumption that neither of such events will occur and that the face amount of each Investor Certificate will be paid in full on its Expected Final Payment Date. Alternative approaches are possible but would not have a material effect on the calculation of OID on Investor Certificates. Moreover, except as otherwise provided, the discussion assumes that in fact no Early Amortization Event or Accretion Termination Event will occur and that the face amount of each Investor Certificate will be paid in full on its Expected Final Payment Date.

  The aggregate amount of OID on an Investor Certificate will be the excess of its face amount over its "issue price". The issue price of an Investor Certificate is the first price at which a substantial amount of Investor Certificates of the same Class are sold (other than to underwriters, placement agents or wholesalers).

  In general, the rate at which the aggregate amount of OID on an Investor Certificate must be taken into income by a holder is based on the "constant yield" method. The result is increasing amounts of OID inclusions in income during each year that the Investor Certificate remains outstanding until its Expected Final Payment Date. The annual inclusion of OID during a taxable period should approximate the increase in the Outstanding Principal Amount of an Investor Certificate during that period.

  The amount of OID includible in gross income by a holder of an Investor Certificate is the sum of the "daily portions" of OID with respect to the Investor Certificate for each day during the taxable year or portion of the taxable year in which the holder holds such Investor Certificate ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to an Investor Certificate may be any set of periods (which may be of varying lengths) selected by the holder as long as no accrual period is longer than one year, and as long as each scheduled payment of principal or interest occurs on the first or last day of an accrual period.

  The amount of OID allocable to an accrual period equals the product of the Investor Certificate's adjusted issue price at the beginning of the accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period). The "adjusted issue price" at the beginning of the first accrual period is the issue price of the Investor Certificate. Assuming the issue price of an Investor Certificate is equal to its initial Outstanding Principal Amount, the yield to maturity should be equal to the Class A Accretion Rate or Class B Accretion Rate, as applicable, adjusted for the length of the accrual period. The adjusted issue price at the beginning of any accrual period thereafter is the sum of the issue price and the accrued OID for each prior accrual period (determined without regard to the amortization of any premium or market discount, which are discussed below). The amount of OID allocable to the final accrual period equals the face amount of the Investor Certificate over the adjusted issue price as of the beginning of such final accrual period.

  A holder that purchases an Investor Certificate on its original issuance for an amount in excess of its issue price is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the purchase price over the issue price, and the denominator of which is the total amount of OID on the Investor Certificate as described above. A holder that purchases an Investor Certificate on its original issuance for less than its issue price will be subject to the market discount rules of the Code with respect to such difference. Alternatively, an initial purchaser of an Investor Certificate described in this paragraph may elect to compute OID accruals under the usual rules as described above, treating the purchase price of the Investor Certificate as its issue price (which election might cause the same treatment to apply to other debt instruments held by the holder). Comparable rules apply to subsequent purchasers of Investor Certificates.

  OID included in income by an Investor Certificateholder will increase the tax basis of the Investor Certificate, reducing the gain (or increasing the loss) on a sale, disposition, or complete or partial retirement or redemption of the Investor Certificate.

  If an Investor Certificate is not paid in full on its Expected Final Payment Date, or if an Early Amortization Event or an Accretion Termination Event occurs, interest payments will be made currently and the Outstanding Principal Amount will no longer increase. Such interest payments will not be taxable as such when received or accrued. Rather, the interest will represent OID that will be required to be accrued into income under the OID rules described above based on a yield to maturity equal to the Class A Accretion Rate or Class B Accretion Rate, as applicable. In effect, both cash and accrual method taxpayers will be required to report such interest income on the accrual method.

  Tax reporting to the IRS and to Investor Certificateholders will include OID reportable by Investor Certificateholders. However, the tax reporting may only be accurate for original holders of Investor Certificates who purchased their Investor Certificates on the issue date for the issue price. Other holders may be required to make adjustments based on their own purchase date and purchase price for Investor Certificates.

                                 UNDERWRITING

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class A Certificates (the "Class A Underwriting Agreement"), the Banks have agreed to cause the Trust to sell to each of the underwriters named below (the "Class A Underwriters"), and each of the Class A Underwriters has severally agreed to purchase, the face amount of Class A Certificates set forth opposite its name:

                             CLASS A CERTIFICATES

                                                                       FACE
        CLASS A UNDERWRITERS                                          AMOUNT
        --------------------                                      --------------
   Goldman, Sachs & Co. ......................................... $  200,000,000
   Bear, Stearns & Co. Inc. .....................................    200,000,000
   Citibank, N.A. ...............................................    200,000,000
   Lehman Brothers Inc. .........................................    200,000,000
   Salomon Brothers Inc .........................................    200,000,000
                                                                  --------------
        Total.................................................... $1,000,000,000
                                                                  ==============

  In the Class A Underwriting Agreement, the several Class A Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all $1,000,000,000 aggregate face amount of the Class A Certificates offered hereby if any Class A Certificates are purchased. In the event of default by any Class A Underwriter, the Class A Underwriting Agreement provides that, in certain circumstances, purchase commitments of the nondefaulting Class A Underwriters may be increased or the Class A Underwriting Agreement may be terminated. The Banks have been advised by the Class A Underwriters that the several Class A Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.2087% of the face amount of the Class A Certificates. The Class A Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.1124% of such face amount. After the initial public offering, the public offering price and such concessions may be changed.

  Subject to the terms and conditions set forth in the underwriting agreement relating to the Class B Certificates (the "Class B Underwriting Agreement"; the Class A Underwriting Agreement and the Class B Underwriting Agreement are collectively referred to herein as the "Underwriting Agreements"), the Banks have agreed to cause the Trust to sell to Goldman, Sachs & Co. (the "Class B Underwriters"; the Class A Underwriters and the Class B Underwriters are collectively referred to herein as the "Underwriters") and the Class B Underwriters have agreed to purchase, all $64,000,000 aggregate face amount of the Class B Certificates offered hereby if any Class B Certificates are purchased. The Banks have been advised by the Class B Underwriters that the Class B Underwriters propose initially to offer the Class B Certificates to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers at such price less a concession not in excess of 0.2224% of the face amount of the Class B Certificates. The Class B Underwriters may allow and such dealers may reallow to other dealers a concession not in excess of 0.1271% of such face amount. After the initial public offering, the public offering price and such concessions may be changed.

  Each Underwriter that is a foreign broker or dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the "NASD") has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

  Each Underwriter will represent and agree that:

    (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Investor Certificates in, from or otherwise involving the United Kingdom;

    (b) it has only issued, distributed or passed on and will only issue, distribute or pass on in the United Kingdom any document received by it in connection with the issue of the Investor Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued, distributed or passed on;

    (c) if it is an authorized person under Chapter III of Part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described in this Prospectus Supplement and the Prospectus if that person is a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

    (d) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996.

  The Underwriting Agreements provide that the Banks will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

  The closing of the sale of each class of Investor Certificates is conditioned upon the closing of the sale of the other class.

  Citibank, N.A. is an affiliate of the Banks.

                                 LEGAL MATTERS

  Certain legal matters relating to the Investor Certificates will be passed upon for the Banks and the Trust by Stephen E. Dietz, an Associate General Counsel of Citibank, N.A., and for the Underwriters by Cravath, Swaine & Moore, New York, New York. Mr. Dietz owns or has the right to acquire a number of shares of common stock of Citicorp equal to less than .01% of the outstanding common stock of Citicorp. Certain federal income tax and ERISA matters will be passed upon for the Banks and the Trust by Cravath, Swaine & Moore, New York, New York and certain South Dakota tax matters will be passed upon for the Banks and the Trust by Davenport, Evans, Hurwitz & Smith, L.L.P., Sioux Falls, South Dakota.

                              GLOSSARY SUPPLEMENT

Accretion Termination Event................................................ S-10
Accumulation Period........................................................ S-10
Accumulation Period Length................................................. S-29
Banks......................................................................  S-1
Cash Collateral Account....................................................  S-8
Cedel......................................................................  S-1
Citibank (Nevada)..........................................................  S-1
Citibank (South Dakota)....................................................  S-1
Class A Accreted Invested Amount........................................... S-23
Class A Accretion Rate.....................................................  S-3
Class A Certificates.......................................................  S-1
Class A Controlled Amortization Amount.....................................  S-4
Class A Enhancement........................................................  S-4
Class A ERISA Eligibility..................................................  S-5
Class A Expected Final Payment Date........................................  S-2
Class A Face Amount........................................................  S-3
Class A Initial Invested Amount............................................  S-3
Class A Invested Amount.................................................... S-23
Class A Investment Fee.....................................................  S-4
Class A Monthly Accretion Amount........................................... S-23
Class A Monthly Accretion Dates............................................  S-3
Class A Monthly Interest................................................... S-24
Class A Ratings............................................................  S-5
Class A Swap Rate.......................................................... S-30
Class A Underwriters....................................................... S-33
Class A Underwriting Agreement............................................. S-33
Class B Accreted Invested Amount........................................... S-23
Class B Accretion Rate.....................................................  S-6
Class B Certificates.......................................................  S-1
Class B Enhancement........................................................  S-6
Class B ERISA Eligibility..................................................  S-7
Class B Expected Final Payment Date........................................  S-2
Class B Face Amount........................................................  S-5
Class B Initial Invested Amount............................................  S-6
Class B Invested Amount.................................................... S-23
Class B Monthly Accretion Amount........................................... S-24
Class B Monthly Accretion Dates............................................  S-4
Class B Monthly Interest................................................... S-24
Class B Ratings............................................................  S-7
Class B Swap Rate.......................................................... S-30
Class B Underwriters....................................................... S-33
Class B Underwriting Agreement............................................. S-33
Credit Enhancement.........................................................  S-8
Distribution Date..........................................................  S-3
DTC........................................................................  S-1
Euroclear..................................................................  S-1
Group One.................................................................. S-10
Initial Available Class B Enhancement Amount...............................  S-7
Initial Available Shared Enhancement Amount................................  S-5
Initial Cash Collateral Amount.............................................  S-8

Initial Class B Enhancement Amount.........................................  S-8
Initial Shared Enhancement Amount..........................................  S-8
Interchange................................................................ S-19
Interest Rate Swaps........................................................ S-30
Investor Certificates......................................................  S-1
LIBOR...................................................................... S-30
NASD....................................................................... S-33
Net Servicing Fee Rate..................................................... S-11
OID........................................................................ S-10
Outstanding Principal Amount............................................... S-24
Portfolio.................................................................. S-13
Receivables................................................................ S-11
Required Minimum Principal Balance......................................... S-24
Revolving Period........................................................... S-11
Series Adjusted Invested Amount............................................ S-24
Series Cut-Off Date........................................................ S-11
Series Issuance Date....................................................... S-11
Series Termination Date.................................................... S-12
Servicer Interchange Rate.................................................. S-11
Servicing Compensation..................................................... S-11
Summary of Series Terms....................................................  S-3
Trust......................................................................  S-1
Trust Cut-Off Date......................................................... S-16
Underwriters............................................................... S-33
Underwriting Agreements.................................................... S-33

                                    ANNEX I

                   PRIOR ISSUANCES OF INVESTOR CERTIFICATES

  The tables below set forth the principal characteristics of the Credit Card Participation Certificates, Series 1991-3, 1991-6, 1992-1, 1992-3, 1993-1,
1993-2, 1993-3, 1994-2, 1994-3, 1994-A, 1994-4, 1995-1, 1995-3, 1995-4, 1995-
5, 1995-6, 1995-A, 1995-J1, 1995-7, 1995-8, 1995-9, 1995-10, 1995-11, 1996-1,
1996-2, 1996-3, 1996-4, 1996-5, 1996-6, 1997-1, 1997-2, 1997-3, 1997-4 and
1997-5 the only other Series heretofore issued by the Trust and still outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at (718) 248-5163. The Servicer will provide, without charge, to any prospective purchaser of Investor Certificates, a copy of the Disclosure Documents for any previous or concurrent publicly issued Series.

1. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-3

Group...................................................................... One
Class A Invested Amount........................................... $875,000,000
Class B Invested Amount........................................... $109,000,000
Class A Certificate Rate...................................... 8 7/8% per annum
Class B Certificate Rate...................................... 9 1/4% per annum
Class A Expected Final Payment Date................ July 1998 Distribution Date
Class B Expected Final Payment Date........... September 1998 Distribution Date
Initial Cash Collateral Amount..................................... $68,880,000
Series Servicing Fee Rate*..................................... 1.87% per annum
Series Termination Date....................... September 1999 Distribution Date
Series Issuance Date............................................. June 27, 1991

2. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1991-6

Group...................................................................... One
Class A Invested Amount........................................... $850,000,000
Class B Invested Amount........................................... $105,500,000
Class A Certificate Rate...................................... 7.875% per annum
Class B Certificate Rate...................................... 8.350% per annum
Class A Expected Final Payment Date............ November 1998 Distribution Date
Class B Expected Final Payment Date............. January 1999 Distribution Date
Initial Cash Collateral Amount..................................... $47,775,000
Stated L/C Amount.................................................. $19,110,000
Series Servicing Fee Rate*..................................... 1.87% per annum
Series Termination Date......................... January 2000 Distribution Date
Series Issuance Date......................................... November 20, 1991

--------
* With respect to Series 1991-3 through Series 1992-3, the Series Servicing Fee did not include any Servicer Interchange or similar amount. As a result, the term "Portfolio Yield", when used with respect to any such Series, would not be reduced by the amount of any Servicer Interchange or similar amount with respect to any Series. See "Special Considerations--Master Trust Considerations--The Ability of Citibank (South Dakota) to Change Terms of the Accounts" in the Prospectus.

3. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1992-1

Group....................................................................... One
Class A Invested Amount.......................................... $1,550,000,000
Class B Invested Amount............................................ $134,800,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate....................................... 6 1/4% per annum
Class A Expected Final Payment Date............... August 1997 Distribution Date
Class B Expected Final Payment Date............ September 1997 Distribution Date
Initial Cash Collateral Amount...................................... $80,300,000
Stated L/C Amount................................................... $25,000,000
Series Servicing Fee Rate*...................................... 1.87% per annum
Series Termination Date........................ September 1998 Distribution Date
Series Issuance Date............................................ August 20, 1992

4. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1992-3

Group....................................................................... One
Class A Invested Amount.......................................... $1,250,000,000
Class B Invested Amount............................................. $80,000,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate.......................................... Floating Rate
Class A Expected Final Payment Date................. September 1997 Payment Date
Class B Expected Final Payment Date................... October 1997 Payment Date
Initial Shared Enhancement Amount................................... $66,500,000
Initial Class B Enhancement Amount.................................. $26,600,000
Series Servicing Fee Rate*...................................... 1.87% per annum
Series Termination Date............................... October 1998 Payment Date
Series Issuance Date......................................... September 30, 1992

5. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-1

Group....................................................................... One
Maximum Class A Invested Amount.................................... $850,000,000
Class B Invested Amount............................................. $74,000,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate....................................... 5 1/2% per annum
Class A Expected Final Payment Date............... August 1997 Distribution Date
Class B Expected Final Payment Date............ September 1997 Distribution Date
Stated L/C Amount................................................... $55,440,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date........................ September 1998 Distribution Date
Series Issuance Date............................................ August 11, 1993

6. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-2

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate........................................ 5.95% per annum
Class B Certificate Rate........................................ 6.15% per annum
Class A Expected Final Payment Date............ September 2003 Distribution Date
Class B Expected Final Payment Date.............. October 2003 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date.......................... October 2004 Distribution Date
Series Issuance Date.......................................... September 2, 1993

7. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1993-3

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate........................................ 5.50% per annum
Class B Certificate Rate........................................ 5.70% per annum
Class A Expected Final Payment Date.............. January 1999 Distribution Date
Class B Expected Final Payment Date............. February 1999 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date......................... February 2000 Distribution Date
Series Issuance Date.......................................... December 21, 1993

8. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-2

Group....................................................................... One
Class A Invested Amount............................................ $940,000,000
Class B Invested Amount............................................. $60,000,000
Class A Certificate Rate........................................ 7.25% per annum
Class B Certificate Rate........................................ 7.50% per annum
Class A Expected Final Payment Date................ April 2006 Distribution Date
Class B Expected Final Payment Date................ April 2006 Distribution Date
Initial Shared Enhancement Amount................................... $50,000,000
Initial Class B Enhancement Amount.................................. $20,000,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date............................ April 2008 Distribution Date
Series Issuance Date............................................. March 30, 1994

9. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-3


Group...................................................................... One
Class A Invested Amount........................................... $500,000,000
Class B Invested Amount............................................ $32,000,000
Class A Certificate Rate....................................... 6.80% per annum
Class B Certificate Rate....................................... 7.00% per annum
Class A Expected Final Payment Date............... April 1999 Distribution Date
Class B Expected Final Payment Date............... April 1999 Distribution Date
Initial Shared Enhancement Amount.................................. $26,600,000
Initial Class B Enhancement Amount................................. $10,640,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................... April 2001 Distribution Date
Series Issuance Date............................................ April 14, 1994

10. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-A

Group.................................................................. One
Class A Invested Amount....................................... $350,000,000
Class B Invested Amount........................................ $22,400,000
Class A Certificate Rate.................................. 7.875% per annum
Class B Certificate Rate..................................... Floating Rate
Class A Expected Final Payment Date........ December 1997 Distribution Date
Class B Expected Final Payment Date........ December 1997 Distribution Date
Initial Shared Enhancement Amount.............................. $18,620,000
Initial Class B Enhancement Amount.............................. $7,448,000
Series Servicing Fee Rate.................................. 0.37% per annum
Series Termination Date.................... December 1999 Distribution Date
Series Issuance Date...................................... December 7, 1994

11. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1994-4

Group.................................................................. One
Class A Invested Amount....................................... $750,000,000
Class B Invested Amount........................................ $48,000,000
Class A Certificate Rate................................... 8.25% per annum
Class B Certificate Rate..................................... Floating Rate
Class A Expected Final Payment Date........ November 2001 Distribution Date
Class B Expected Final Payment Date........ November 2001 Distribution Date
Initial Shared Enhancement Amount.............................. $39,900,000
Initial Class B Enhancement Amount............................. $15,960,000
Series Servicing Fee Rate.................................. 0.37% per annum
Series Termination Date.................... November 2003 Distribution Date
Series Issuance Date..................................... December 14, 1994

12. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-1

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 8.25% per annum
Class B Certificate Rate....................................... 8.45% per annum
Class A Expected Final Payment Date............. January 2005 Distribution Date
Class B Expected Final Payment Date............. January 2005 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date......................... January 2007 Distribution Date
Series Issuance Date.......................................... January 20, 1995


13. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-3

Group...................................................................... One
Class A Invested Amount........................................... $625,000,000
Class B Invested Amount............................................ $40,000,000
Class A Certificate Rate....................................... 7.85% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date............ February 2000 Distribution Date
Class B Expected Final Payment Date............ February 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $33,250,000
Initial Class B Enhancement Amount................................. $13,300,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date........................ February 2002 Distribution Date
Series Issuance Date......................................... February 16, 1995

14. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-4

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate....................................... 7.65% per annum
Class A Expected Final Payment Date................. February 1998 Payment Date
Class B Expected Final Payment Date................. February 1998 Payment Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. February 2000 Payment Date
Series Issuance Date......................................... February 23, 1995

15. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-5

Group...................................................................... One
Class A Invested Amount......................................... $1,000,000,000
Class B Invested Amount............................................ $64,000,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................. May 1998 Distribution Date
Class B Expected Final Payment Date................. May 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $53,200,000
Initial Class B Enhancement Amount................................. $21,280,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................. May 2000 Distribution Date
Series Issuance Date............................................... May 9, 1995

16. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-6

Group...................................................................... One
Class A Invested Amount........................................... $750,000,000
Class B Invested Amount............................................ $48,000,000
Class A Certificate Rate....................................... 6.75% per annum
Class B Certificate Rate....................................... 6.90% per annum
Class A Expected Final Payment Date................ June 1998 Distribution Date
Class B Expected Final Payment Date................ June 1998 Distribution Date
Initial Shared Enhancement Amount.................................. $39,900,000
Initial Class B Enhancement Amount................................. $15,960,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ June 2000 Distribution Date
Series Issuance Date.............................................. May 11, 1995


17. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-A

Group...................................................................... One
Class A Invested Amount........................................... $300,000,000
Class B Invested Amount............................................ $19,150,000
Class A Certificate Rate......................................... Floating Rate
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date................ September 1998 Payment Date
Class B Expected Final Payment Date................ September 1998 Payment Date
Initial Shared Enhancement Amount.................................. $15,957,500
Initial Class B Enhancement Amount.................................. $6,383,000
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date............................ September 2000 Payment Date
Series Issuance Date............................................ August 2, 1995

18. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-J1

Group...................................................................... One
Class A Invested Amount........................................... $340,715,503
Class B Invested Amount............................................ $21,750,000
Class A Certificate Rate...................................... 6.483% per annum
Class B Certificate Rate......................................... Floating Rate
Class A Expected Final Payment Date.............. August 2000 Distribution Date
Class B Expected Final Payment Date.............. August 2000 Distribution Date
Initial Shared Enhancement Amount.................................. $18,123,276
Initial Class B Enhancement Amount.................................. $7,249,310
Series Servicing Fee Rate...................................... 0.37% per annum
Series Termination Date.......................... August 2002 Distribution Date
Series Issuance Date............................................ August 7, 1995


19. CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-7

Group.......................................................................One
Maximum Allocable Invested Amount................................$3,000,000,000
Certificate Rate..................................................Floating Rate
Required Available Cash Collateral Amount.......7.75% of the Allocable Invested
 Amount
Series Servicing Fee Rate.......................................0.37% per annum
Earliest Possible Series Termination Date.........August 2001 Distribution Date
Series Issuance Date............................................August 17, 1995


20. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-8

Group.......................................................................One
Class A Invested Amount............................................$400,000,000
Class B Invested Amount.............................................$25,540,000
Class A Certificate Rate........................................6.70% per annum
Class B Certificate Rate........................................6.85% per annum
Class A Expected Final Payment Date............September 2000 Distribution Date
Class B Expected Final Payment Date............September 2000 Distribution Date
Earliest Possible Initial Principal Payment Date....September 1998 Distribution
 Date
Initial Shared Enhancement Amount...................................$21,277,000
Initial Class B Enhancement Amount...................................$8,510,800
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date........................September 2002 Distribution Date
Series Issuance Date..........................................September 7, 1995

21. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-9

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate........................................6.55% per annum
Class B Certificate Rate........................................6.65% per annum
Class A Expected Final Payment Date..............October 2005 Distribution Date
Class B Expected Final Payment Date..............October 2005 Distribution Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..........................October 2007 Distribution Date
Series Issuance Date...........................................October 13, 1995


22. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-10


Group.......................................................................One
Class A Invested Amount............................................$750,000,000
Class B Invested Amount.............................................$48,000,000
Class A Certificate Rate........................................5.90% per annum
Class B Certificate Rate........................................6.05% per annum
Class A Expected Final Payment Date.............February 1999 Distribution Date
Class B Expected Final Payment Date.............February 1999 Distribution Date
Initial Shared Enhancement Amount...................................$39,900,000
Initial Class B Enhancement Amount..................................$15,960,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2001 Distribution Date
Series Issuance Date..........................................November 16, 1995


23. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1995-11


Group.......................................................................One
Class A Invested Amount............................................$625,000,000
Class B Invested Amount.............................................$40,000,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date..................November 1998 Payment Date
Class B Expected Final Payment Date..................November 1998 Payment Date
Initial Shared Enhancement Amount...................................$33,250,000
Initial Class B Enhancement Amount..................................$13,300,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date..............................November 2000 Payment Date
Series Issuance Date..........................................November 29, 1995

24. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-1

Group.......................................................................One
Class A Face Amount(1)...........................................$1,000,000,000
Class B Face Amount(1)..............................................$64,000,000
Class A Initial Invested Amount....................................$748,172,375
Class B Initial Invested Amount.....................................$47,532,597
Class A Invested Amount as of the July 1997 Distribution Date......$813,019,099
Class B Invested Amount as of the July 1997 Distribution Date.......$51,761,231
Class A Certificate Rate............................................Zero Coupon
Class B Certificate Rate............................................Zero Coupon
Class A Accretion Rate.......................................5.79069% per annum
Class B Accretion Rate......................................5.937664% per annum
Class A Expected Final Payment Date.............February 2001 Distribution Date
Class B Expected Final Payment Date.............February 2001 Distribution Date
Initial Shared Enhancement Amount...................................$53,200,000
Initial Class B Enhancement Amount..................................$21,280,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.........................February 2003 Distribution Date
Series Issuance Date...........................................January 29, 1996

25. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-2

Group.......................................................................One
Class A Invested Amount............................................$500,000,000
Class B Invested Amount.............................................$32,000,000
Class A Certificate Rate.......................................5.625% per annum
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date.....................March 2001 Payment Date
Class B Expected Final Payment Date.....................March 2001 Payment Date
Initial Shared Enhancement Amount...................................$26,600,000
Initial Class B Enhancement Amount..................................$10,640,000
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date.................................March 2003 Payment Date
Series Issuance Date...............................................March 7,1996

26. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-3

Group.......................................................................One
Class A Invested Amount............................................$664,761,018
Class B Invested Amount.............................................$42,440,000
Class A Certificate Rate..........................................Floating Rate
Class B Certificate Rate..........................................Floating Rate
Class A Expected Final Payment Date.......................May 1999 Payment Date
Class B Expected Final Payment Date..................May 1999 Distribution Date
Initial Shared Enhancement Amount...................................$35,360,051
Initial Class B Enhancement Amount..................................$14,144,020
Series Servicing Fee Rate.......................................0.37% per annum
Series Termination Date...................................May 2001 Payment Date
Series Issuance Date...............................................May 15, 1996
--------
(1) Indicates amount payable to the Certificateholders at maturity assuming, among other things, that (a) neither an Early Amortization Event nor an Accretion Termination Event occurs and (b) the monthly accretion amount with respect to each Class of Investor Certificates is fully funded each month prior to the Expected Final Payment Date for such Class.

27. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-4

Group........................................................................One
Class A Invested Amount.............................................$675,082,698
Class B Invested Amount..............................................$43,200,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date.....................August 2001 Payment Date
Class B Expected Final Payment Date................August 2001 Distribution Date
Initial Shared Enhancement Amount....................................$35,914,135
Initial Class B Enhancement Amount...................................$14,365,654
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date.................................August 2003 Payment Date
Series Issuance Date.............................................August 22, 1996

28. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-5

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..................September 2003 Payment Date
Class B Expected Final Payment Date..................September 2003 Payment Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..............................September 2005 Payment Date
Series Issuance Date.............................................August 29, 1996

29. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1996-6

Group........................................................................One
Class A Invested Amount.............................................$940,000,000
Class B Invested Amount..............................................$60,000,000
Class A Certificate Rate...........................................Floating Rate
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date...................December 2006 Payment Date
Class B Expected Final Payment Date...................December 2006 Payment Date
Initial Shared Enhancement Amount....................................$50,000,000
Initial Class B Enhancement Amount...................................$20,000,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date...............................December 2008 Payment Date
Series Issuance Date............................................December 3, 1996

30. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-1

Group........................................................................One
Class A Invested Amount.............................................$250,000,000
Class B Invested Amount..............................................$16,000,000
Class A Certificate Rate.........................................6.25% per annum
Class B Certificate Rate...........................................Floating Rate
Class A Expected Final Payment Date..............February 2000 Distribution Date
Class B Expected Final Payment Date..............February 2000 Distribution Date
Initial Shared Enhancement Amount....................................$13,300,000
Initial Class B Enhancement Amount....................................$5,320,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2002 Distribution Date
Series Issuance Date...........................................February 10, 1997

31. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-2

Group........................................................................One
Class A Invested Amount.............................................$750,000,000
Class B Invested Amount..............................................$48,000,000
Class A Certificate Rate.........................................6.55% per annum
Class B Certificate Rate.........................................6.70% per annum
Class A Expected Final Payment Date..............February 2002 Distribution Date
Class B Expected Final Payment Date..............February 2002 Distribution Date
Initial Shared Enhancement Amount....................................$39,900,000
Initial Class B Enhancement Amount...................................$15,960,000
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2004 Distribution Date
Series Issuance Date............................................January 28, 1997

32. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-3

Group........................................................................One
Class A Invested Amount.............................................$400,000,000
Class B Invested Amount..............................................$25,540,000
Class A Certificate Rate........................................6.839% per annum
Class B Certificate Rate....................................... 6.989% per annum
Class A Expected Final Payment Date......February 2002 Distribution Date Class B
Expected Final Payment Date......................February 2002 Distribution Date
Earliest Possible Initial Principal Payment Date......February 2000 Distribution
Date
Initial Shared Enhancement Amount....................................$21,277,000
Initial Class B Enhancement Amount....................................$8,510,800
Series Servicing Fee Rate........................................0.37% per annum
Series Termination Date..........................February 2004 Distribution Date
Series Issuance Date...........................................February 10, 1997

33. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-4

Group....................................................................... One
Class A Invested Amount............................................ $750,000,000
Class B Invested Amount............................................. $48,000,000
Class A Certificate Rate.......................................... Floating Rate
Class B Certificate Rate.......................................... Floating Rate
Class A Expected Final Payment Date................ March 2009 Distribution Date
Class B Expected Final Payment Date................ March 2009 Distribution Date
Initial Shared Enhancement Amount................................... $39,900,000
Initial Class B Enhancement Amount.................................. $15,960,000
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date............................ March 2011 Distribution Date
Series Issuance Date.......................................... February 20, 1997

34. CLASS A AND CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-5

Group....................................................................... One
Class A Invested Amount............................................ $567,375,887
Class B Invested Amount............................................. $36,342,987
Class A Certificate Rate........................................ 5.75% per annum
Class B Certificate Rate........................................ 6.00% per annum
Class A Expected Final Payment Date...................... July 2007 Payment Date
Class B Expected Final Payment Date...................... July 2007 Payment Date
Initial Shared Enhancement Amount................................... $30,185,944
Initial Class B Enhancement Amount.................................. $12,074,377
Series Servicing Fee Rate....................................... 0.37% per annum
Series Termination Date.................................. July 2009 Payment Date
Series Issuance Date.............................................. July 24, 1997

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 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY IN-
FORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REF-ERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IN CONNEC-TION WITH THE OFFER MADE BY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT NOR THE AC-COMPANYING PROSPECTUS NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF CITIBANK (SOUTH DAKOTA), N.A. OR CITIBANK (NEVADA), NATIONAL ASSO-CIATION OR IN THE RECEIVABLES OR THE ACCOUNTS SINCE THE DATE HEREOF. THIS PRO-SPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                                ---------------

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
Summary of Series Terms...................................................  S-3
The Credit Card Business of Citibank
 (South Dakota)........................................................... S-13
The Accounts.............................................................. S-16
The Banks................................................................. S-23
Supplemental Series Provisions............................................ S-23
Tax Matters............................................................... S-30
Underwriting.............................................................. S-33
Legal Matters............................................................. S-34
Glossary Supplement....................................................... S-35
Annex I: Prior Issuances of Investor Certificates.........................  I-1
                                  PROSPECTUS
Available Information.....................................................    2
Reports to Certificateholders.............................................    2
Incorporation of Certain Documents by Reference...........................    2
Prospectus Summary........................................................    3
Special Considerations....................................................   13
The Banks.................................................................   21
Use of Proceeds...........................................................   21
The Trust.................................................................   21
Master Trust Provisions...................................................   22
Series Provisions.........................................................   28
The Pooling Agreement Generally...........................................   55
Certain Legal Aspects of the Receivables..................................   68
Tax Matters...............................................................   70
ERISA Considerations......................................................   74
Plan of Distribution......................................................   76
Legal Matters.............................................................   77
Glossary..................................................................   78
Annex I: Global Clearance, Settlement and Tax Documentation Procedures....  I-1


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                      CITIBANK CREDIT CARD MASTER TRUST I

                                $1,000,000,000
   ZERO COUPON CLASS A CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-6

                                  $64,000,000
   ZERO COUPON CLASS B CREDIT CARD PARTICIPATION CERTIFICATES, SERIES 1997-6

                         CITIBANK (SOUTH DAKOTA), N.A.
                              SELLER AND SERVICER

                    CITIBANK (NEVADA), NATIONAL ASSOCIATION
                                    SELLER


                          ---------------------------

                             PROSPECTUS SUPPLEMENT
                          ---------------------------


                   Underwriters of the Class A Certificates
                             GOLDMAN, SACHS & CO.
                           BEAR, STEARNS & CO. INC.
                                   CITIBANK
                                LEHMAN BROTHERS
                             SALOMON BROTHERS INC

                   Underwriters of the Class B Certificates
                             GOLDMAN, SACHS & CO.



                              DATED JULY 31, 1997

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